SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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ETRIALS WORLDWIDE, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, If Other than the Registrant)
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ETRIALS WORLDWIDE, INC.

Notice of Annual Stockholders’ Meeting
June 13, 2006
10:00 A.M. Eastern Time

Dear Stockholder:

You are cordially invited to attend our 2006 Annual Stockholders’ Meeting, which will be held at 10:00 a.m. Eastern Time on June 13, 2006 at 4000 Aerial Center Parkway, Morrisville, North Carolina 27560. Doors will open at 9:30 a.m.

We are holding the annual meeting for the following purposes:

1.	To elect two directors to hold office until the next annual stockholders’ meeting or until their respective successors have been elected or appointed.

2.	To amend the 2005 Performance Equity Plan to increase the number of shares issuable pursuant to the plan to 3,200,000 shares (the “Amendment”).

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current year.

4.	To transact other business that may properly come before the annual meeting or any adjournment or postponement of the meeting.

The proxy statement fully describes these items. We have not received notice of other matters that may be properly presented at the annual meeting.

Only stockholders of record at the close of business on May 8, 2006 will be entitled to vote at the annual meeting and any postponements or adjournments of the meeting. For 10 days prior to the annual meeting, a list of stockholders entitled to vote will be available for inspection at our principal executive offices, 4000 Aerial Center Parkway, Morrisville, North Carolina 27560. If you would like to view the stockholder list, please call our Investor Relations department at (919) 653-3400 to schedule an appointment.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting.

The Board of Directors

Morrisville, North Carolina May 12, 2006	By: James W. Clark, Jr. Corporate Secretary

Exhibit A: Amended and Restated 2005 Performance Equity Plan	A-1

Exhibit B: Audit Committee Charter	B-2

ETRIALS WORLDWIDE, INC.
4000 Aerial Center Parkway
Morrisville, North Carolina 27560

PROXY STATEMENT

Our Board of Directors (“Board”) solicits your proxy for the 2006 Annual Stockholders’ Meeting to be held at 10:00 a.m. Eastern Time on Tuesday, June 13, 2006 at 4000 Aerial Center Parkway, Morrisville, North Carolina 27560, and at any postponement or adjournment of the meeting, for the purposes set forth in “Notice of Annual Stockholders’ Meeting.”

Record Date and Share Ownership

Only stockholders of record at the close of business on May 8, 2006 will be entitled to vote at the annual meeting. The majority of the shares of common stock outstanding on the record date must be present in person or by proxy to have a quorum. As of the close of business on May 1, 2006, we had 12,347,738 outstanding shares of common stock. Stockholders are entitled to cast one vote for each share they own. We made copies of this proxy statement available to stockholders beginning on May 12, 2006.

Submitting and Revoking Your Proxy

If you complete and submit your proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote the shares represented by your proxy as follows:

•	FOR the election of the director nominees set forth in “Proposal 1: Election of Directors.”

•
FOR amendment (the “Amendment”) of the 2005 Performance Equity Plan (the “Plan”), which increases the numbers of shares issuable under the Plan to 3,200,000 shares as described in “Proposal 2: Amendment of the Company’s 2005 Performance Equity Plan to Increase Number of Shares.

•	FOR ratification of the selection of the independent registered public accounting firm set forth in “Proposal 3: Ratification of Selection of Independent Registered Public Accounting Firm.”

In addition, if other matters are properly presented for voting at the annual meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. We have not received notice of other matters that may be properly presented for voting at the annual meeting.

Your vote is important. Many of our stockholders do not vote, so the stockholders who do vote influence the outcome of the election in greater proportion than their percentage ownership. In addition, banks and brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on the proposal to approve the Amendment, reducing the number of votes cast. Therefore, it is important that you vote your shares.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting in person. If you attend the annual meeting and are a registered holder (that is, your shares are not held through a bank or brokerage firm and you appear on our stock register as having shares issued in your name), you may also submit your vote in person, and any previous votes that you submitted will be superseded by the vote that you cast at the annual meeting. At this year’s annual meeting, the polls will close at 10:00 a.m. Eastern Time; any further votes will not be accepted after that time. We intend to announce preliminary results at the annual meeting and publish final results in the Investor Relations section of our website at www.etrials.com shortly after the meeting and also in our quarterly report on Form 10-Q for the second quarter of fiscal 2006. If you have any questions about submitting your vote, call our Investor Relations department at (919) 653-3400.

If you are a registered holder, you may revoke your proxy at any time prior to the close of the polls at 10:00 a.m. Eastern Time on June 13, 2006 by submitting a later-dated vote in person at the annual meeting or by mail, or by fax to (919) 653-3621 or by mail to James W. Clark, Jr., Corporate Secretary, 4000 Aerial Parkway, Morrisville, North Carolina 27560. If you hold shares through a bank or brokerage firm, you must contact that firm to revoke any prior voting instructions.

Proxy Solicitation Costs

We are soliciting proxies on behalf of our board of directors. This solicitation is being made by mail but also may be made by telephone or in person. We and our respective directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means

We have hired Morrow & Co., Inc. to assist in the proxy solicitation process. We will pay Morrow & Co., Inc. a fee of approximately $6,000, of which $3,000 has been paid to date.

We will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable expenses.

Votes Required to Adopt Proposals

Each share of our common stock outstanding on the record date will be entitled to one vote on each of the two director nominees and one vote on each other matter. Directors receiving a plurality of the shares present in person or by proxy at any such meeting and entitled to vote on the election of directors will be elected as directors. Ratification of the appointment of our independent registered public accounting firm and approval of the Amendment to the 2005 Performance Equity Plan will each require the affirmative vote of the majority of the shares of common stock present or represented by proxy with respect to such proposal.

For the election of directors, shares not present at the meeting and shares voting “abstain” have no effect on the election of directors. For the proposals amending the Plan and ratifying the independent registered public accounting firm, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Broker non-votes on a proposal (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that proposal. Please note that banks and brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on the proposal to approve the Amendment to the 2005 Performance Equity Plan, but may vote their clients’ shares on the election of directors and the proposal ratifying Ernst & Young LLP as our independent registered public accounting firm.

PROPOSAL 1: ELECTION OF DIRECTORS

Our nominees for the election of directors at the annual meeting include two independent directors, as defined in the applicable rules for companies traded on The NASDAQ Stock Market* (“NASDAQ”). Each director serves a three-year term, as described below, with only two of our seven directors subject to election at this meeting. At the recommendation of the Nominating Committee, the Board of Directors (“Board”) has nominated the persons listed below to serve as directors for the term beginning at the annual meeting on June 13, 2006.

Unless proxy cards are otherwise marked, the persons named as proxies will vote all proxies received FOR the election of each nominee named in this section.

If any director nominee is unable or unwilling to serve as a nominee at the time of the annual meeting, the persons named as proxies may vote for a substitute nominee designated by the present Board to fill the vacancy or for the balance of the nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director. Such persons have been nominated to serve until the 2009 annual meeting or until their successors, if any, are elected or appointed. This section contains the names and biographical information for each of the nominees.

Our Bylaws require directors to be elected by a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

Recommendation of the Board

The Board recommends that you vote “FOR” the election of each of the following two nominees:

Name, Age, and Service On Board	Information about Nominee
Hans Lindroth 47 Years Old Director Since February 2006 Chairman of the Board of Directors
Hans Lindroth has been a board member since February 2006; he served as a member the board of directors of our subsidiary, etrials, Inc., from January 2003 until February 2006. Mr. Lindroth became the Chairman of the Board of Directors in February, 2006. Since April 1998, Mr. Lindroth has served as chief executive officer of Lingfield AB, an organization that manages a group of investment vehicles whose beneficial owner is the Peder Sager Wallenberg Charitable Trust. Mr. Lindroth received his undergraduate education from the Bonnier Executive Program in management, finance and computer science. Mr. Lindroth holds a political science Master of Arts from the University of Stockholm.

Peter Collins 37 Years Old Director Since January 2005
Peter Collins has been a member of our board of directors since January 2005. Since May 2002, Mr. Collins has been a co-founder and president of Community Reinvestment Partners, LP (CRP), a private real estate investment partnership focused on acquiring and developing income-producing commercial real estate in low to moderate-income communities. From December 1997 to May 2002,  Mr. Collins was a partner at Rock Creek Capital, a private equity firm. From June 1994 to December 1997, Mr. Collins served as a manager with the Florida State Board of Administration (Florida’s Public Pension Fund and was also the chief of staff for four years for state senator Charles Williams. Mr. Collins currently serves as a director/advisor to Triad Financial Services, Timbervest, Cenetec, Atlantic American Corporate Group, and several venture capital firms. Mr. Collins received his B.S. in finance and his M.B.A. from Florida State University.

The five other members of our Board of Directors, whose terms do not expire this year and who will remain on the Board of Directors without standing for election at the 2006 Annual Meeting, are as follows:

The following members of the Board of Directors’ terms end when their successors are elected at the 2007 Annual Meeting of Shareholders.

Name, Age, and Service on Board	Information about Director
Peter Coker 63 Years Old Director Since February 2006
Peter Coker has been a board member since February 2006; he served as a member the board of directors of our subsidiary, etrials, Inc., from January 2003 until February 2006. Mr. Coker has been managing director of Tryon Capital Ventures since January 2004. Previously, Mr. Coker served as managing director of Tryon Capital Holdings from January 2000 to December 2003. Mr. Coker has served on the Board of Directors of the North Carolina State University Investment Fund since June 1998. Mr. Coker received his BS and Masters degree in Economics from NC State University

Donald Russell 53 Years Old Director Since November 2003
Donald Russell has been one of our directors since November 2003; he served as our vice chairman from October 2003 until he resigned from that position in February 2006. Mr. Russell has been the chairman of the Investment Committee for CEA Capital Partners USA, L.P., a $150 million private equity fund, since its inception in February 1997. He also has been a member of the Investment Committee of Seaport Capital Partners II, L.P., a $250 million private equity fund, since its inception in February 2000. Both of these funds are focused on the entertainment, media, telecommunications and information services industries and are operated by CEA Capital Group, LLC through its subsidiary, CEA Capital Advisors, LLC. From July 1987 to June 1994, he was president of Communications Equity Associates’ New York affiliate, CEA, Inc., and was responsible for overseeing CEA’s mergers, acquisitions and corporate financing businesses in the cable television and broadcasting segments. Mr. Russell received a B.A. in economics from Colgate University. He was also elected to the Society of International Business Fellows in 2000.

The following members of the Board of Directors’ terms end when their successors are elected at the 2008 Annual Meeting of Shareholders.

Name, Age, and Service On Board	Information about Director
John Cline 48 Years Old Director Since February 2006
John K. Cline has been president, chief executive officer and a member of our board of directors since February 2006. Mr. Cline has been president, chief executive officer and a member of the Board of Directors of our subsidiary, etrials, Inc., since March 2000. Mr. Cline was the Vice President of Sales and Marketing of MiniDoc AB, a publicly held Swedish corporation, from September 1997 until December 1999, when he founded and became the president, chief executive officer and a member of the Board of Directors of Expidata, Inc., which was acquired by etrials in March 2000. Mr. Cline received his BA degree from the University of Georgia.

Robert Brill 59Years Old Director Since February 2006
Robert Brill has been a board member since February 2006; he served as a member the board of directors of our subsidiary, etrials, Inc., from December 2003 until February 2006. Dr. Brill has been founding managing partner of Newlight Associates since June 1997, and was a general partner of PolyVentures, whose principal investment focus was on early stage investments in technology companies, from August 1988 until December 2002. Dr. Brill was also a founding member of the Technical Advisory Board of the Semiconductor Research Corporation. Dr. Brill holds a Ph.D. in Physics from Brown University and a BA and BS in Engineering Physics from Lehigh University, both with honors. Dr. Brill also holds multiple patents and invention disclosures.

Harold Ewen 73Years Old Director Since February 2006
Harold D. Ewen has been a board member since February 2006. Prior to that, he was our special advisor from November 2003 until February 2006. Since December 2002, Mr. Ewen has been the head of the private equity group of Communications Equity Associates. Mr. Ewen was president of Communications Equity Associates from July 1982 until December 1991 and was its vice chairman from December 1991 until December 2002. Mr. Ewen helped found Communications Equity Associates’ private equity activity in 1992. He currently sits on the board of directors and Investment Committees of the Communications Equity Associates funds in the United States, Central Europe, Western Europe, Asia, Australia and Latin America. Mr. Ewen received a B.S. in business from Butler University and a J.D. (cum laude) from the Indiana University School of Law.

Election of Directors; Voting Agreement

In connection with the February 2006 merger in which we acquired our etrials, Inc. subsidiary, two groups of shareholders agreed to vote for the designees of the other group of shareholders. This voting agreement continues until immediately following the 2007 election of Directors. One group of shareholders, who collectively own 4,877,879 outstanding shares of our common stock as of May 1, 2006, are former shareholders of our etrials subsidiary: MiniDoc, AB, Infologix (BVI) Limited, Newlight Associates II, LP, Newlight Associates II-E, LP, Peter and Susan Coker, Dunlap Industries, John Cline, James and Susanne Clark, Robert Sammis, Fred Nazem, E-ZAD Partnership Limited, Richard Piazza, Rachael King and Michael Harte. The other group of shareholders, who collectively own 976,250 shares of our common stock as of May 1, 2006, owned shares of our stock before the merger: Donald Russell, Robert Moreyra, Harold Ewen and CEA Group, LLC. Directors Lindroth, Coker, Cline and Brill are all designees of the former shareholders of our etrials subsidiary. Directors Collins, Russell and Ewen are all designees of Messrs. Russell, Moreyra and Ewen and CEA Group, LLC.

The Board, Board Committees and Meetings

Corporate governance is typically defined as the system that allocates duties and authority among a company’s stockholders, Board of Directors and management. The stockholders elect the board and vote on extraordinary matters; the Board is the company’s governing body, responsible for hiring, overseeing and evaluating management, particularly the chief executive officer; and management runs the company’s day-to-day operations. Our Board currently consists of 7 directors. The Board believes that there should be a majority of independent directors on the Board. The Board also believes that it is useful and appropriate to have members of management, including the Chief Executive Officer (“CEO”), as directors. The current Board members include our Chief Executive Officer, four independent directors (as defined below) and two directors who are not members of our senior management, but who, because of their past dealings with the Company, currently do not meet the definition of independent directors as defined in NASDAQ rules.

“Independent” Directors.

Each of our directors other than John Cline, Peter Coker and Donald Russell qualifies as “independent” in accordance with the published listing requirements of NASDAQ. The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by NASDAQ rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the company with regard to each director’s business and personal activities as they may relate to the Company and our management.

In addition, as required by NASDAQ rules, the members of the Audit Committee each qualify as “independent” under special standards established by the U.S. Securities and Exchange Commission (“SEC”) for members of audit committees. The Audit Committee also includes at least one independent member who is determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules, including that the person meets the relevant definition of an “independent director.” Robert Brill is the independent director who has been determined to be an audit committee financial expert. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Brill’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Brill any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board. The Board has also determined that each Audit Committee member has sufficient knowledge in reading and understanding financial statements to serve on the Audit Committee.

Board Responsibilities and Structure.

The primary responsibilities of the Board are oversight, counseling and direction to our management in the long-term interests of the Company and our stockholders. The Board’s detailed responsibilities include: (a) selecting and regularly evaluating the performance of the CEO and other senior executives; (b) planning for succession with respect to the position of CEO and monitoring management’s succession planning for other senior executives; (c) reviewing and, where appropriate, approving our major financial objectives and strategic and operating plans, business risks and actions; (d) overseeing the conduct of our business to evaluate whether the business is being properly managed; and (e) overseeing the processes for maintaining our integrity with regard to our financial statements and other public disclosures and compliance with law and ethics. The Board has instructed our CEO, working with our other executive officers, to manage our business in a manner consistent with our standards and practices, and in accordance with any specific plans, instructions or directions of the Board. The CEO and management are responsible for seeking the advice and, in appropriate situations, the approval of the Board with respect to extraordinary actions that we may undertake.

The Board’s general policy, based on experience, is that the positions of Chairman of the Board and CEO should be held by separate persons as an aid in the Board’s oversight of management. Accordingly, Hans Lindroth, an independent director, is the Chairman of the Board.

The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. Board agendas include regularly scheduled sessions for the independent directors to meet without management present, and the Board’s Chairman leads those sessions. Board members have access to all of our employees outside of Board meetings.

Board Committees and Charters.

The Board has delegated various responsibilities and authority to different Board committees, as described in this section of the proxy statement and in the committee charters. Committees regularly report on their activities and actions to the full Board. The Board currently has, and appoints the members of, four standing committees, which are: (i) Audit Committee, (ii) Compensation Committee, (iii) Nominating Committee, and (iv) Mergers and Acquisitions Committee. Each member of the Audit, Compensation and Nominating Committees is an independent director as defined by NASDAQ standards. Each of the Board committees other than the Mergers and Acquisitions Committee has a written charter approved by the Board, and each committee intends to conduct an annual evaluation of the committee’s performance. Copies of each charter are posted in the Investor Relations section of our website at www.etrials.com. Each committee has the authority to engage outside experts, advisors and counsel to the extent it considers appropriate to assist the committee in its work. The current members of the committees are identified in the following table.

			Corporate	Mergers
			Governance	And
Director	Audit	Compensation	and Nominating	Acquisitions

Robert Brill	Chair	X	X
John Cline, CEO
Peter Coker				X
Peter Collins	X		Chair	X
Harold Ewen	X	Chair
Hans Lindroth		X	X
Donald Russell				Chair

Audit Committee.

The Audit Committee assists the Board in its general oversight of our financial reporting, internal controls and audit functions, and is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm. In 2005, the Audit Committee held five meetings. In 2005 the Audit Committee of our etrials subsidiary held three meetings. The responsibilities and activities of the Audit Committee are described in greater detail in “Report of the Audit Committee” and the Audit Committee’s charter.

Compensation Committee.

The Compensation Committee reviews and determines salaries, performance-based incentives and other matters relating to executive compensation, and administers our stock option plans, including reviewing and granting stock options to our executive officers. The Compensation Committee also reviews and determines various other company compensation policies and matters. The Compensation Committee was not formed until 2006 and thus held no meetings in 2005. The Compensation Committee of our etrials subsidiary held seven meetings in 2005.

Nominating Committee.

The Nominating Committee reviews and reports to the Board on a periodic basis with regard to the size of the Board of Directors, criteria and qualifications for membership on the Board and reviews the qualifications of both current members and new candidates. The Nominating Committee was not formed until 2006 and thus held no meetings in 2005. Our etrials subsidiary does not have a Nominating Committee.

The Nominating Committee will consider candidates proposed by stockholders. The criteria for evaluating candidates are contained in the Nominating Committee’s charter, a copy of which is available in the Investor Relations section of our website at www.etrials.com. The criteria are the same for candidates proposed by stockholders as for other candidates. These criteria are summarized below. Candidates will be reviewed in the context of current composition of the Board, the operating requirements of the Company and the long-term interests of the Company’s stockholders. In conducting this assessment, the Committee will consider and evaluate each director-candidate based upon its assessment of the following criteria: whether the candidate is independent pursuant to the requirements of NASDAQ; whether the candidate is accomplished in his or her field and has a reputation, both personal and professional, that is consistent with the image and reputation of the Company; whether the candidate has the ability to read and understand basic financial statements. The Nominating Committee also will determine if a candidate satisfies the criteria for being an “audit committee financial expert,” as defined by the SEC; whether the candidate has relevant experience and expertise and would be able to provide insights and practical wisdom based upon that experience and expertise; whether the candidate has knowledge of the Company and issues affecting the Company; whether the candidate is committed to enhancing stockholder value; whether the candidate fully understands, or has the capacity to fully understand, the legal responsibilities of a director and the governance processes of a public company; whether the candidate is of high moral and ethical character and would be willing to apply sound, objective and independent business judgment, and to assume broad fiduciary responsibility; whether the candidate has, and would be willing to commit, the required hours necessary to discharge the duties of Board membership; whether the candidate has any prohibitive interlocking relationships or conflicts of interest; whether the candidate is able to develop a good working relationship with other Board members and contribute to the Board’s working relationship with the senior management of the Company; and whether the candidate is able to suggest business opportunities to the Company.

The Nominating Committee evaluates candidates proposed by stockholders using the same criteria as for other candidates. A stockholder seeking to recommend a prospective nominee for the Nominating Committee’s consideration should submit no later than thirty days after the end of our fiscal year (which ends on December 31): the candidate’s name and qualifications to our Corporate Secretary by mail to Corporate Secretary, etrials Worldwide, Inc., 4000 Aerial Parkway, Morrisville, North Carolina 27560. The recommendation from a shareholder must contain the following information about the candidate: name; age; business and current residence addresses, as well as residence addresses for the past 20 years; principal occupation or employment and employment history (name and address of employer and job title) for the past 10 years (or such shorter period as the candidate has been in the workforce); educational background; permission for the Company to conduct a background investigation, including the right to obtain education, employment and credit information; the number of shares of common stock of the Company beneficially owned by the candidate; the information that would be required to be disclosed by the Company about the candidate under the rules of the SEC in a Proxy Statement soliciting proxies for the election of such candidate as a director; and a signed consent of the nominee to serve as a director of the Company, if elected.

Mergers & Acquisitions Committee.

The Mergers and Acquisitions Committee reviews and recommends matters related to our efforts to acquire other companies or other products and technologies. The Merger and Acquisitions Committee was formed in 2006 and consequently conducted no meetings in 2005.

Attendance at Board, Committee and Annual Stockholders’ Meetings.

Our Board held four meetings in 2005. The Board of our etrials subsidiary held twenty-three meetings during 2005. We expect each director to attend each meeting of the Board and the committees on which he or she serves, and also expect them to attend the annual meeting. During 2005, we did not have an annual stockholders' meeting. In 2005, each director who was a member of our Board at that time (J. Patrick Michaels, Robert Moreyra, Brad Gordon and Messrs. Ewen and Collins) attended each meeting of the Board and each committee meeting on which he served, with the exception of J. Patrick Michaels, who missed one meeting of the Board. During 2005, each of the current directors on our Board who was a member of the Board of our etrials subsidiary during 2005 (Messrs. Brill, Cline, Coker and Lindroth) attended each meeting of the etrials Board and each committee meeting on which he served, with the exception of John Cline, who missed one meeting of the Board, and Peter Coker, who missed two meetings of the Board. All current directors attended at least 75% of the meetings of the Board and the committees on which he served.

Communications from Stockholders to the Board.

The Board recommends that stockholders initiate any communications with the Board in writing and send them in care of our Corporate Secretary. Stockholders can send communications by e-mail to james.clark@etrials.com or by mail to 4000 Aerial Center Parkway, Morrisville, North Carolina 27560. This centralized process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. The Board has instructed our Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed our Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward certain items if he deems them to be of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In such cases, our Corporate Secretary may forward some of that correspondence elsewhere in the Company for review and possible response.

Report of the Audit Committee

The ultimate responsibility for good corporate governance rests with our Board, whose primary role is providing oversight, counseling and direction to etrials’ management in the best long-term interests of the Company and its stockholders. The Audit Committee has been established for the purpose of overseeing the Company’s accounting and financial reporting processes, and audits of etrials’ annual financial statements and internal control over financial reporting.

The Audit Committee is made up solely of independent directors, as defined in the applicable NASDAQ and SEC rules, and it operates under a written charter adopted by the Board, a copy of which is posted on our web site at www.etrials.com. etrials intends for the composition of the Audit Committee, and the attributes of its members and its responsibilities, as reflected in its charter, to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of etrials’ financial reporting, internal controls and audit functions.

Management is responsible for the preparation, presentation and integrity of etrials’ financial statements; accounting and financial reporting principles; internal controls; and procedures designed to reasonably assure compliance with accounting standards, applicable laws and regulations. The management of the Company is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of our system of internal controls relating, for example, to the reliability and integrity of etrials’ financial information and the safeguarding of the Company’s assets.

Ernst & Young LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards.

In accordance with law, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace etrials’ independent audit firm. The Audit Committee has the authority to engage its own outside advisors, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisors hired by management.

Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent audit firm; nor can the Audit Committee certify that the independent audit firm is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and to the auditors on the basis of the information it receives; discussions with management and the auditors; and the experience of the Audit Committee’s members in business, financial and accounting matters.

Report of the Audit Committee of the Board of Directors

The Audit Committee hereby reports as follows:

1. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal accounting controls. The Audit Committee, in their oversight role, has reviewed and discussed the audited financial statements with the Company’s management.

2. The Audit Committee has discussed with the Company’s internal auditors and independent registered public accounting firm, the overall scope of and plans for its audit. The Audit Committee has met with the internal auditors and independent registered public accounting firm, separately and together, with and without management present, to discuss the Company’s financial reporting process and internal accounting controls in addition to other matters required to be discussed by SAS 61 (Communications with Audit Committee) as may be modified or supplemented.

3. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP (“E&Y”) required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as it may be modified or supplemented, and has discussed with E&Y their independence.

4. The Audit Committee has received the written disclosure and the letter from BDO Seidman LLP (“BDO”) required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as it may be modified or supplemented, and has discussed with BDO their independence.

5. Based on the review and discussions referred to in paragraphs (1) through (4) above, the Audit Committee recommended to the Board of Directors of the Company and the Board approved, that (i) the financial statements audited by BDO be included in the Company’s Annual Report on Form 10-KSB for the year ended for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission and (ii) the financial statements of its subsidiary audited by E&Y for the fiscal year ended December 31, 2005 be included in the Company’s Current Report on Form 8-K/A filed on March 31, 2006, for filing with the Securities and Exchange Commission.

Current Audit Committee	Pre-Merger Audit Committee
Robert Brill, Chair	Robert Moreyra, Chair
Peter Collins	Peter Collins
Harold Ewen	Brad Gordon

Directors’ Compensation

The general policy of the Board is that compensation for independent directors should be a mix of cash and equity-based compensation. We do not pay employee directors for Board service in addition to their regular employee compensation. We did not pay meeting fees during 2005; the meeting fees that we expect to pay in 2006 are set forth in the table below. We did, however, reimburse the directors for their travel and related expenses in connection with attending Board meetings and Board-related activities, such as site visits and sponsored events.

The Compensation Committee, which consists solely of independent directors, has the primary responsibility to review and consider any revisions to directors’ compensation. In accordance with the Compensation Committee’s recommendations, the Board determined the non-employee directors’ compensation effective April 1, 2006 as follows:

Cash compensation:	etrials Worldwide, Inc.	etrials, Inc.
Annual retainer	$10,000	$5,000
Annual retainer for board chairman	$5,000	–
Annual retainer for committee chairman	$2,500	–
Annual retainer for committee member	$1,500	–

Board meeting attendance	$1,000 (in person)	–
	$500 (telephonically)	–
Committee meeting attendance	$500 (whether in person or telephonically)	–

Stock Options:
Upon joining board	50,000 shares	25,000
Option vesting schedule	25% on grant date and 25% annually on the anniversary of the grant	25% on grant date and 25% annually on the anniversary of the grant

All meeting fees and a quarterly installment of annual retainer fees are paid in arrears. In addition, all directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors. No director employed by us receives separate compensation for services rendered as a director.

The table below details the compensation earned by our non-employee directors in 2005. In the case of Messrs. Brill, Coker and Lindroth, the compensation refers to compensation paid by our etrials subsidiary prior to the merger in February 2006.

			Committee	Audit
	Total of	Annual	Chair/Lead	Committee	Total 2005	Securities
	Columns	Retainer	Director	Member Fee	Cash	Underlying Options
Non-Employee Director	($)(1)	($)	Fees	($)	Payments ($)	(#)	($)(2)

Robert Brill	17,781	0	0	0	0	10,335	17,781
Peter Coker	11,854	0	0	0	0	6,890	11,854
Peter Collins	0	0	0	0	0	0	0
Harold Ewen	0	0	0	0	0	0	0
Hans Lindroth	17,781	0	0	0	0	10,335	17,781
Donald Russell	0	0	0	0	0	0	0

(1)	“Total of Columns” sums the fees paid in cash and the Black-Scholes values of the option awards granted in 2005.

(2)
These amounts represent the estimated present value of stock options on the date of grant, calculated using the Black-Scholes option pricing model, based on the following assumptions: a volatility of 0%; an expected life of 7 years; a risk-free interest rate of 3.74%; and a dividend yield of 0%. These options were granted on June 1, 2005 at an exercise price of $4.35 per share (the exercise price has been adjusted to reflect the assumption of the options granted by our etrials subsidiary as part of our merger).

The table below provides information on the outstanding equity awards at fiscal year-end for non-employee directors. In the case of Messrs. Brill, Coker and Lindroth, the option information reflects the number of options issued at the time of the merger when we assumed the pre-merger options granted by our etrials subsidiary.

	Number of Securities
	Underlying Unexercised		Value of Unexercised
	Options at		In-the-Money Options at
	December 31, 2005 (#)(1)		December 31, 2005 ($)(2)

Non-Employee Director	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert Brill	10,335	41,340	34,343	114,870
Peter Coker	87,440	27,560	311,016	76,580
Peter Collins	0	0	0	0
Harold Ewen	0	0	0	0
Hans Lindroth	10,335	41,340	34,343	114,870
Donald Russell	0	0	0	0

(1)
These amounts represent the total number of shares subject to stock options held by the directors at December 31, 2005, as adjusted for the assumption of the pre-merger options granted by our etrials subsidiary at the time of the merger. These options were granted on various dates during the years 1999 through 2005. Unexercisable options are those that were not yet vested as of December 31, 2005.

(2)
These amounts represent the difference between the exercise price of the stock options and $5.50, which was the closing price of our common stock on December 30, 2005 as reported by Over-the-Counter Bulletin Board, on which our stock was traded at that date (the last day of trading for the fiscal year ended December 31, 2005) for all in-the-money options held by the director. The in-the-money stock option exercise prices ranged from $0.91 to $4.35. These stock options were all granted prior to the merger, and accordingly were granted at the fair market value of the stock on the grant date, as determined by the board of directors of our etrials subsidiary.

PROPOSAL 2: APPROVAL OF AMENDMENT TO
THE ETRIALS WORLDWIDE, INC. 2005 PERFORMANCE EQUITY PLAN

Background

An amendment to the etrials Worldwide, Inc. 2005 Performance Equity Plan (the “Plan”), increasing the number of shares reserved for issuance under the plan from 2,100,000 shares to 3,200,000 shares, has been approved by our board of directors. We are submitting the equity compensation plan amendment to our stockholders for their approval in order to comply with Nasdaq policy and so that options granted under the plan may qualify for treatment as incentive stock options.

The Plan, as amended, reserves 3,200,000 shares of our common for issuance in accordance with the Plan’s terms. The purpose of the equity compensation plan is to enable us to offer our employees, officers, directors and consultants whose past, present and/or potential contributions to etrials have been, are or will be important to our success, an opportunity to acquire a proprietary interest in etrials. The various types of incentive awards that may be provided under the equity compensation plan, as amended, will enable us to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business.

All officers, directors, employees and consultants of etrials and its subsidiaries are eligible to be granted awards under the Plan. As of March 31, 2006, we have approximately 110 employees and officers. We also have seven non-employee directors sitting either on our board of directors or on the board of directors of our subsidiary, etrials, Inc. No allocations of shares that may be subject to future awards have been made in respect of the executive officers or any other group, except as set forth in the paragraph immediately below and in the tables following this discussion. All awards will be subject to the recommendations of the Compensation Committee and approval by the board of directors or the Compensation Committee.

In connection with our merger in February 2006, John Cline, our Chief Executive Officer, and James W. Clark, Jr., our Chief Financial Officer, entered into employment agreements with us. These agreements call for the granting of options to purchase 500,000 shares and 350,000 shares of our common stock, respectively, in connection with the closing of our merger. However, after the closing of the merger we determined that there were not sufficient shares reserved for issuance pursuant to the Plan to both adopt all of the outstanding options under our subsidiary’s stock award plan, as required by the merger agreement, and to issue the new options to Messrs. Cline and Clark, as required by their employment agreements. Our board of directors has adopted the amendment to the Plan, increasing the number of shares reserved under the Plan to 3,200,000 shares, both in order to satisfy etrials’ obligations to Messrs. Cline and Clark, and in order to have shares available to offer incentive awards in the future to our employees, officers, directors and consultants, as described above. The exercise price of the options to be granted to Messrs. Cline and Clark will be the fair market value of the shares on the date of grant. If the Plan amendment is approved by our stockholders, we expect that the Board or committee will grant such options at its meeting immediately following the stockholders’ meeting.

In addition, the Board expects to grant options to purchase 50,000 shares of our common stock to each of the six non-employee directors sitting on our board of directors and grant options to purchase 25,000 shares to the non-employee director on the board of directors of our etrials subsidiary (Messrs. Brill, Coker, Collins, Ewen, Lindroth, Russell and Robert Moreyra). The exercise price of these options will be the fair market value of the shares on the date of grant. If the Plan amendment is approved by our stockholders, we expect that the Board or committee will grant such options at its meeting following the stockholders’ meeting.

A summary of the principal features of the equity compensation plan is provided below, but is qualified in its entirety by reference to the full text of the equity compensation plan, as amended, which is attached to this proxy statement as Exhibit A.

Administration

The Plan is administered by our Board or our Compensation Committee. Subject to the provisions of the Plan, the Board or Committee determines, among other things, the persons to whom from time to time awards may be granted, the specific type of awards to be granted, the number of shares subject to each award, share prices, any restrictions or limitations on the, and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to the awards.

Stock Subject to the Plan

The plan reserves 3,200,000 shares of our common stock for issuance under the Plan. Shares of stock subject to awards that are forfeited or terminated will be available for future award grants under the Plan. If a holder pays the exercise price of a stock option by surrendering any previously owned shares of common stock or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld to cover the withholding tax liability associated with the stock option exercise, then the number of shares available under the plan will be increased by the lesser of the number of such surrendered shares and shares used to pay taxes and the number of shares purchased under the stock option. On May 1, 2006, the per share closing price of our common stock was $4.90 as reported on NASDAQ.

Under the Plan, on a change in the number of shares of our common stock as a result of a dividend on shares of common stock payable in shares of common stock, common stock split or reverse split or other extraordinary or unusual event which results in a change in the shares of common stock as a whole, the Board or committee may determine whether the change requires equitably adjusting the terms of the award or the aggregate number of shares reserved for issuance under the Plan.

Eligibility

We may grant awards under the plan to employees, officers, directors and consultants who are deemed to have rendered, or to be able to render, significant services to us and who are deemed to have contributed, or to have the potential to contribute, to our success.

Types of Awards

Options. The Plan provides both for “incentive” stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and for options not qualifying as incentive options, both of which may be granted with any other stock-based award under the plan. The Board or committee determines the exercise price per share of common stock purchasable under an incentive or non-qualified stock option.

The exercise price of stock options may not be less than 100% of the fair market value on the day of the grant or, if greater, the par value of a share of common stock. However, the exercise price of an incentive stock option granted to a person possessing more than 10% of the total combined voting power of all classes of our stock may not be less than 110% of the fair market value on the date of grant. The number of shares covered by incentive stock options which may be exercised by any participant during any calendar year cannot have an aggregate fair market value in excess of $100,000, measured at the date of grant.

An incentive stock option may only be granted within a ten-year period from the date of the consummation of merger and may only be exercised within ten years from the date of the grant, or within five years in the case of an incentive stock option granted to a person who, at the time of the grant, owns common stock possessing more than 10% of the total combined voting power of all classes of our stock. Subject to any limitations or conditions the board or committee may impose, stock options may be exercised, in whole or in part, at any time during the term of the stock option by giving written notice of exercise to us specifying the number of shares of common stock to be purchased. The notice must be accompanied by payment in full of the purchase price, either in cash or, if provided in the agreement, in our securities or in combination of the two.

Generally, stock options granted under the Plan may not be transferred other than by will or by the laws of descent and distribution and all stock options are exercisable during the holder’s lifetime, or in the event of legal incapacity or incompetency, the holder’s guardian or legal representative. However, a holder, with the approval of the Board or committee, may transfer a non-qualified stock option by gift to a family member of the holder, by domestic relations order to a family member of the holder or by transfer to an entity in which more than fifty percent of the voting interests are owned by family members of the holder or the holder, in exchange for an interest in that entity.

Generally, if the holder is an employee, no stock options granted under the Plan may be exercised by the holder, unless he or she is employed by us or a subsidiary of ours at the time of the exercise and has been so employed continuously from the time the stock options were granted. However, in the event the holder’s employment is terminated due to disability, the holder may still exercise his or her vested stock options for a period of 12 months or such other greater or lesser period as the Board or committee may determine, from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter. Similarly, should a holder die while employed by us or a subsidiary of ours, his or her legal representative or legatee under his or her will may exercise the decedent holder’s vested stock options for a period of 12 months from the date of his or her death, or such other greater or lesser period as the board or committee may determine or until the expiration of the stated term of the stock option, whichever period is shorter. If the holder’s employment is terminated due to normal retirement, the holder may still exercise his or her vested stock options for a period of three years from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter. If the holder’s employment is terminated for any reason other than death, disability or normal retirement, the stock option will automatically terminate, except that if the holder’s employment is terminated by us without cause, then the portion of any stock option that has vested on the date of termination may be exercised for the lesser of three months after termination of employment, or such other greater or lesser period as the Board or committee may determine or the balance of the stock option’s term.

Stock Appreciation Rights. Under the Plan, we may grant stock appreciation rights to participants who have been, or are being, granted stock options under the Plan as a means of allowing the participants to exercise their stock options without the need to pay the exercise price in cash. In conjunction with non-qualified stock options, stock appreciation rights may be granted either at or after the time of the grant of the non-qualified stock options. In conjunction with incentive stock options, stock appreciation rights may be granted only at the time of the grant of the incentive stock options. A stock appreciation right entitles the holder to receive a number of shares of common stock having a fair market value equal to the excess fair market value of one share of common stock over the exercise price of the related stock option, multiplied by the number of shares subject to the stock appreciation rights. The granting of a stock appreciation right will not affect the number of shares of common stock available for awards under the Plan. The number of shares available for awards under the plan will, however, be reduced by the number of shares of common stock acquirable upon exercise of the stock option to which the stock appreciation right relates.

Restricted Stock. Under the Plan, we may award shares of restricted stock either alone or in addition to other awards granted under the Plan. The Board or committee determines the persons to whom grants of restricted stock are made, the number of shares to be awarded, the price if any to be paid for the restricted stock by the person receiving the stock from us, the time or times within which awards of restricted stock may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the restricted stock awards.

Restricted stock awarded under the Plan may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of, other than to us, during the applicable restriction period. In order to enforce these restrictions, the Plan requires that all shares of restricted stock awarded to the holder remain in our physical custody until the restrictions have terminated and all vesting requirements with respect to the restricted stock have been fulfilled. Other than regular cash dividends and other cash equivalent distributions as we may designate, pay or distribute, we will retain custody of all distributions made or declared with respect to the restricted stock during the restriction period. A breach of any restriction regarding the restricted stock will cause a forfeiture of the restricted stock and any retained distributions. Except for the foregoing restrictions, the holder will, even during the restriction period, have all of the rights of a shareholder, including the right to receive and retain all regular cash dividends and other cash equivalent distributions as we may designate, pay or distribute on the restricted stock and the right to vote the shares.

Deferred Stock. Under the Plan, we may award shares of deferred stock either alone or in addition to other awards granted under the Plan. The board or committee determines the eligible persons to whom, and the time or times at which, deferred stock will be awarded, the number of shares of deferred stock to be awarded to any person, the duration of the period during which, and the conditions under which, receipt of the stock will be deferred, and all the other terms and conditions of deferred stock awards.

Deferred stock awards granted under the Plan may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of other than to us during the applicable deferral period. The holder shall not have any rights of a shareholder until the expiration of the applicable deferral period and the issuance and delivery of the certificates representing the common stock. The holder may request to defer the receipt of a deferred stock award for an additional specified period or until a specified event. This request must generally be made at least one year prior to the expiration of the deferral period for the deferred stock award.

Stock Reload Options. Under the Plan, we may grant stock reload options to a holder who tenders shares of common stock to pay the exercise price of a stock option or arranges to have a portion of the shares otherwise issuable upon exercise withheld to pay the applicable withholding taxes. A stock reload option permits a holder who exercises a stock option by delivering stock owned by the holder for a minimum of six months to receive a new stock option at the current market price for the same number of shares delivered to exercise the option. The Board or committee determines the terms, conditions, restrictions and limitations of the stock reload options. The exercise price of stock reload options shall be the fair market value as of the date of exercise of the underlying option. Unless otherwise determined, a stock reload option may be exercised commencing one year after it is granted and expires on the expiration date of the underlying option.

Other Stock-Based Awards. Under the Plan, we may grant other stock-based awards, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, as deemed consistent with the purposes of the Plan. These other stock-based awards may be in the form of purchase rights, shares of common stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures or other rights convertible into shares of common stock and awards valued by reference to the value of securities of, or the performance of, one of our subsidiaries. These other stock-based awards may be awarded either alone, in addition to, or in tandem with any other awards under the plan or any of our other plans.

Accelerated Vesting and Exercisability. Unless otherwise provided in the grant of an award, if any “person,” as is defined in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended (“Exchange Act”), is or becomes the “beneficial owner,” as referred in Rule 13d-3 under the Exchange Act, directly or indirectly, of our securities representing 50% or more of the combined voting power of our then outstanding voting securities in one or more transactions, and our Board of Directors does not authorize or approve the acquisition, then the vesting periods with respect to options and awards granted and outstanding under the Plan will be accelerated and will immediately vest, and each participant of an option and award will have the immediate right to purchase and receive all shares of our common stock subject to the option and award in accordance with the terms set forth in the plan and in the corresponding award agreements.

Unless otherwise provided in the grant of an award, the Compensation Committee may, in the event of an acquisition of substantially all of our assets or at least 50% of the combined voting power of our then outstanding securities in one or more transactions, including by way of merger or reorganization, which has been approved by our Board of Directors, accelerate the vesting of any and all stock options and other awards granted and outstanding under the Plan.

Repurchases. Unless otherwise provided in the grant of an award, the Compensation Committee may, in the event of an acquisition of substantially all of our assets or at least 50% of the combined voting power of our then outstanding securities in one or more transactions, including by way of merger or reorganization, which has been approved by our board of directors, require a holder of any award granted under the plan to relinquish the award to us upon payment by us to the holder of cash in an amount equal to the fair market value of the award or $0.01 per share for awards that are out-of-the money.

Competition; Solicitation of Customers and Employees; Disclosure of Confidential Information

If a holder’s employment with us or a subsidiary of ours is terminated for any reason whatsoever, and within 12 months after the date of termination, the holder either:

•	accepts employment with any competitor of, or otherwise engages in competition with, us,

•	solicits any of our customers or employees to do business with or render services to the holder or any business with which the holder becomes affiliated or to which the holder renders services, or

•	uses or discloses to anyone outside our Company any of our confidential information or material in violation of our policies or any agreement between us and the holder,

The Board or the committee may require the holder to return to us the economic value of any award that was realized or obtained by the holder at any time during the period beginning on the date that is 12 months prior to the date the holder’s employment with us is terminated.

Withholding Taxes

Upon the exercise of any award granted under the Plan, the holder may be required to remit to us an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to delivery of any certificate or certificates for shares of common stock.

Term and Amendments

Unless terminated by the Board, the Plan shall continue to remain effective until no further awards may be granted and all awards granted under the Plan are no longer outstanding. Notwithstanding the foregoing, grants of incentive stock options may be made only until February 9, 2016. The Board may at any time, and from time to time, amend the Plan, provided that no amendment will be made that would impair the rights of a holder under any agreement entered into pursuant to the plan without the holder’s consent.

Federal income tax consequences

The following discussion of the federal income tax consequences of participation in the plan is only a summary of the general rules applicable to the grant and exercise of stock options and other awards and does not give specific details or cover, among other things, state, local and foreign tax treatment of participation in the Plan. The information contained in this section is based on present law and regulations, which are subject to being changed prospectively or retroactively.

Incentive stock options. Participants will recognize no taxable income upon the grant or exercise of an incentive stock option. The participant will realize no taxable income when the incentive stock option is exercised if the participant has been an employee of our company or our subsidiaries at all times from the date of the grant until three months before the date of exercise, one year if the participant is disabled. The excess, if any, of the fair market value of the shares on the date of exercise of an incentive stock option over the exercise price will be treated as an item of adjustment for a participant’s taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the participant. We will not qualify for any deduction in connection with the grant or exercise of incentive stock options. Upon a disposition of the shares after the later of two years from the date of grant or one year after the transfer of the shares to a participant, the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss, as the case may be, if the shares are capital assets.

If common stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of the holding periods described above: the participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for the shares; and we will qualify for a deduction equal to any amount recognized, subject to the limitation that the compensation be reasonable.

In the case of a disposition of shares earlier than two years from the date of the grant or in the same taxable year as the exercise, where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on the disposition over the exercise price, which is the same amount included in regular taxable income.

Non-Incentive stock options. With respect to non-incentive stock options:

•	upon grant of the stock option, the participant will recognize no income provided that the exercise price was not less than the fair market value of our common stock on the date of grant;
•
upon exercise of the stock option, if the shares of common stock are not subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and we will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable; and

•	we will be required to comply with applicable federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant.

On a disposition of the shares, the participant will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. The gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the participant held the shares.

If the shares acquired upon exercise of a non-incentive stock option are subject to a substantial risk of forfeiture, the participant will recognize ordinary income at the time when the substantial risk of forfeiture is removed, unless the participant timely files under the Code, Section 83(b), to elect to be taxed on the receipt of shares, and we will qualify for a corresponding deduction at that time. The amount of ordinary income will be equal to the excess of the fair market value of the shares at the time the income is recognized over the amount, if any, paid for the shares.

Stock appreciation rights. Upon the grant of a stock appreciation right, the participant recognizes no taxable income and we receive no deduction. The participant recognizes ordinary income and we receive a deduction at the time of exercise equal to the cash and fair market value of common stock payable upon the exercise.

Restricted stock. A participant who receives restricted stock will recognize no income on the grant of the restricted stock and we will not qualify for any deduction. At the time the restricted stock is no longer subject to a substantial risk of forfeiture, a participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the restricted stock at the time the restriction lapses over the consideration paid for the restricted stock. A participant’s shares are treated as being subject to a substantial risk of forfeiture so long as his or her sale of the shares at a profit could subject him or her to a suit under Section 16(b) of the Exchange Act. The holding period to determine whether the participant has long-term or short-term capital gain or loss begins when the restriction period expires, and the tax basis for the shares will generally be the fair market value of the shares on this date.

A participant may elect under Section 83(b) of the Code, within 30 days of the transfer of the restricted stock, to recognize ordinary compensation income on the date of transfer in an amount equal to the excess, if any, of the fair market value on the date of transfer of the shares of restricted stock, as determined without regard to the restrictions, over the consideration paid for the restricted stock. If a participant makes an election and thereafter forfeits the shares, no ordinary loss deduction will be allowed. The forfeiture will be treated as a sale or exchange upon which there is realized loss equal to the excess, if any, of the consideration paid for the shares over the amount realized on such forfeiture. The loss will be a capital loss if the shares are capital assets. If a participant makes an election under Section 83(b), the holding period will commence on the day after the date of transfer and the tax basis will equal the fair market value of shares, as determined without regard to the restrictions, on the date of transfer.

On a disposition of the shares, a participant will recognize gain or loss equal to the difference between the amount realized and the tax basis for the shares.

Whether or not the participant makes an election under Section 83(b), we generally will qualify for a deduction, subject to the reasonableness of compensation limitation, equal to the amount that is taxable as ordinary income to the participant, in the taxable year in which the income is included in the participant’s gross income. The income recognized by the participant will be subject to applicable withholding tax requirements.

Dividends paid on restricted stock which is subject to a substantial risk of forfeiture generally will be treated as compensation that is taxable as ordinary compensation income to the participant and will be deductible by us subject to the reasonableness limitation. If, however, the participant makes a Section 83(b) election, the dividends will be treated as dividends and taxable as ordinary income to the participant, but will not be deductible by us.

Deferred stock. A participant who receives an award of deferred stock will recognize no income on the grant of the award. However, he or she will recognize ordinary compensation income on the transfer of the deferred stock, or the later lapse of a substantial risk of forfeiture to which the deferred stock is subject, if the participant does not make a Section 83(b) election, in accordance with the same rules as discussed above under the caption “Restricted stock.”

Other stock-based awards. The federal income tax treatment of other stock-based awards will depend on the nature and restrictions applicable to the award.

Certain Awards Deferring or Accelerating the Receipt of Compensation. Section 409A of the Internal Revenue Code, enacted as part of the American Jobs Creation Act of 2004, imposes certain new requirements applicable to “nonqualified deferred compensation plans.” If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these new requirements, then all compensation deferred under the plan may become immediately taxable. Stock appreciation rights and deferred stock awards which may be granted under the plan may constitute deferred compensation subject to the Section 409A requirements. It is our intention that any award agreement governing awards subject to Section 409A will comply with these new rules.

New Plan Benefits. As of the date of this proxy statement, no awards have been made out of the additional shares being reserved for issuance pursuant to the plan amendment. Other than with respect to the option grants to Messrs. Cline and Clark described above, the amount of future awards to be made under the plan, as amended, is not presently determinable.

Awards Outstanding under the Plan. There were no awards outstanding under the plan as of December 31, 2005. However, in connection with the consummation of our merger on February 9, 2006, we assumed the option grants outstanding under our subsidiary’s stock award plan. Information on these assumed options is set forth in the table below, which speaks as of February 9, 2006.

Equity Compensation Plan Information

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares of Common Stock reflected in column (a)) (1) (c)
Equity Compensation plans approved by security holders	1,759,786	$2.36	340,214
Equity Compensation plans not approved by security holders	0	N/A	0
Total	1,759,786	$2.36	340,214

(1) Reflects shares remaining available for issuance under the etrials Worldwide, Inc. 2005 Performance Equity Plan as of February 9, 2006. Does not include additional shares that will be reserved for issuance pursuant to the etrials Worldwide, Inc. 2005 Performance Equity Plan assuming stockholder approval of the plan amendment proposal.

PROPOSAL 3: RATIFICATION OF SELECTION
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP has been our independent audit firm since February 2006, and prior to the merger was the independent audit firm of our etrials subsidiary from March 2000 forward. BDO Seidman LLP was our independent audit firm prior to the merger. The Audit Committee has selected Ernst & Young as our independent audit firm for the fiscal year ending December 31, 2006. Among other matters, the Audit Committee concluded that current requirements for audit partner rotation, auditor independence through limitation of services and other regulations affecting the audit engagement process substantially assist in supporting auditor independence despite the long-term nature of Ernst & Young’s services to us.

As a matter of good corporate governance, the Audit Committee has determined to submit its selection of the independent audit firm to our stockholders for ratification. In the event that this selection of Ernst & Young is not ratified by the majority of the shares of common stock present or represented at the annual meeting and entitled to vote on the matter, the Audit Committee will review its future selection of an independent registered public accounting firm.

Representatives of Ernst & Young attended all meetings of the Audit Committee of our etrials subsidiary in 2005. The Audit Committee pre-approves and reviews audit and non-audit services performed by Ernst & Young as well as the fees charged by Ernst & Young for such services. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence. To avoid potential conflicts of interest in maintaining auditor independence, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent registered public accounting firm. In 2004 and 2005, neither we nor our etrials subsidiary obtained any of these prohibited services from Ernst & Young. We use unrelated firms for these types of non-audit services.

We expect that a representative of Ernst & Young will attend the annual meeting, and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

Fees Paid to Independent Registered Public Accounting Firms

BDO Seidman, LLP

The following table shows the fees that paid or accrued for audit and other services provided by BDO Seidman, LLP for fiscal years 2005 and 2004. All of the services described in the following fee table were approved in conformity with the Audit Committee’s pre-approval process.

	2005	2004

A Audit fees	$78,374	$44,464
A Audit-related fees	$-	$-
T Tax fees	$-	$-
A All other fees	$-	$-
T
T Total	$78,374	$44,464

Audit Fees. This category includes the audit of our annual financial statements, review of financial statements included in our Form 10-QSB quarterly reports, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

Audit-Related Fees. This category consists of assurance and related services provided by BDO Seidman, LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”  There were no such services provided during the years ended December 31, 2005 and 2004.

Tax Fees. This category consists of tax services generally for tax compliance and tax preparation. We did not use BDO Seidman for these services in 2005 or 2004.

All Other Fees. None.

Ernst & Young, LLP

The following table shows the fees that were paid or accrued for audit and other services provided by Ernst & Young LLP for fiscal years 2005 and 2004 for our etrials subsidiary. All of the services described in the following fee table were approved in conformity with the Audit Committee’s pre-approval process.

	2005	2004
A Audit fees	$745,105	$112,551
A Audit-related fees	$-	$-
T Tax fees	$9,900	$-
A All other fees	$-	$-
T Total	$755,005	$112,551

Audit Fees. This category includes the audit of our annual consolidated financial statements, consents and review of documents filed with the SEC, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and statutory audits required by non-U.S. jurisdictions.

Audit-Related Fees. This category consists of assurance and related services provided by Ernst & Young that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”  There were no such services provided during the years ended December 31, 2005 and 2004.

Tax Fees. This category consists of tax services generally for tax compliance and tax preparation.

All Other Fees. None.

The Audit Committee of our etrials subsidiary reviews and approves all services to be provided by Ernst & Young for both audit and permitted non-audit services. The decision of the Audit Committee with respect to non-audit services will be based upon the determination that those services will not impact the audit services provided by Ernst & Young.

Recommendation of the Board
The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To our knowledge, the following table sets forth information regarding ownership of our common stock on May 1, 2006 by (i) each of our directors, and named executive officers, (ii) seven holders of more than 5% of our common stock who are not officers and directors, and (iii) all of our directors and executive officers as a group. Except as otherwise indicated and subject to applicable community property laws, each owner has sole voting and investment powers with respect to the securities listed.

	Number of
	Shares of
	Common Stock
	Beneficially
	Owned at
Stockholder(1)	May 1, 2006		Percent of Class

Robert Brill	1,586,841	(2)	12.3%
John Cline	283,399	(3)	2.2%
Peter Coker	465,551	(4)	3.7%
Peter Collins	0	(5)	--
Harold Ewen	97,808	(6)	0.8%
Donald Russell	513,954	(7)	4.1%
Hans Lindroth	23,254	(8)	0.2%
James W. Clark, Jr.	346,910	(9)	2.8%
Mark Jewett	0	(10)	--
Michael Harte	65,072	(11)	0.5%
Robert Sammis	39,648	(12)	0.3%
Robert Moreyra	258,622	(13)	2.1%
Richard Piazza	101,828	(14)	0.8%
InfoLogix	1,182,308	(15)	9.3%
MiniDoc AB	2,569,587	(16)	19.3%
J. Patrick Michaels, Jr.	875,407	(17)	6.9%
Newlight Associates II, LP	1,586,841	(2)	12.3%
E-ZAD Partnership Limited	737,345	(18)	5.8%
Fred F. Nazem	883,559	(19)	7.0%
Barry Rubinstein	751,000	(20)	5.8%

All Officers and Directors as a Group (13 individuals)	3,782,886	(21)	26.7%

(1)	Unless otherwise indicated, the business address of each of the following is 4000 Aerial Center Parkway, Morrisville, North Carolina 27560.
(2)
Robert Brill’s and Newlight Associates II, LP’s business addresses are both c/o Newlight Management, LLC, 500 North Broadway, Suite 144, Jericho, New York 11753. Includes: (i) 686,256 shares of common stock held by Newlight Associates II, LP; (ii) 240,926 shares of common stock held by Newlight Associates II (BVI), LP; (iii) 110,400 shares of common stock held by Newlight Associates II-E, LLC; (iv) 23,254 shares of common stock issuable upon the exercise of options that are currently exercisable or which will become exercisable within 60 days of May 1, 2006; (v) 347,900 shares of common stock issuable upon the exercise of warrants which are currently exercisable and held by Newlight Associates II, LP; (vi) 122,138 shares of common stock issuable upon the exercise of warrants which are currently exercisable and held by Newlight Associates II (BVI), LP; and (vii) 55,967 shares of common stock issuable upon the exercise of warrants which are currently exercisable and held by Newlight Associates II-E, LLC. Dr. Brill is a general partner of each of the three Newlight Associates II entities; the other general partner of the three Newlight Associates II entities is Robert Raucci, whose business address is the same as Dr. Brill’s. Dr. Brill and Mr. Raucci will exercise voting control over the shares of CEA common stock held by the three Newlight Associates II entities. Does not include 28,241 shares of common stock issuable upon the exercise of options that will not become exercisable within 60 days of May 1, 2006. Dr. Brill disclaims all direct beneficial ownership of the options held by him, which he holds for the beneficial interest of the three Newlight II funds described above.

(3)
Includes 1,166 shares of common stock issuable upon the exercise of warrants which are currently exercisable and 280,199 shares of common stock issuable upon the exercise of options that are currently exercisable or which will become exercisable within 60 days of May 1, 2006. Does not include 114,259 shares of common stock issuable upon the exercise of options which will not become exercisable within 60 days of May 1, 2006.

(4)
Peter Coker’s business address is c/o Tryon Capital, The Europa Center, 100 Europa Drive, Suite 455, Chapel Hill, North Carolina 27514. Includes: (i) 28,970 shares of common stock issuable upon the exercise of warrants that are currently exercisable; (ii) 96,052 shares of common stock issuable upon the exercise of stock options that are currently exercisable or which will become exercisable within 60 days of May 1, 2006; (iii) 147,756 shares of common stock held by a trust established by Mr. Coker’s wife; (iv) 84,673 shares of common stock issuable upon the exercise of warrants which are currently exercisable and held by a trust established by Mr. Coker’s wife; (v) 36,583 shares of common stock held by Dunlap Industries, Ltd., of which Mr. Coker is a shareholder and the Managing Director; and (vi) 20,964 shares of common stock issuable upon the exercise of warrants which are currently exercisable and held by Dunlap Industries, Ltd. Does not include 18,948 shares of common stock issuable upon the exercise of options which will not become exercisable within 60 days of May 1, 2006.

(5)	Peter Collins’ business address is 350 Camino Gardens Boulevard, Suite 102, Boca Raton, FL 33432.
(6)	Harold Ewen’s business address is 101 E. Kennedy Blvd., Suite 3300, Tampa, Florida 33602. Includes 10,308 shares of common stock issuable upon the exercise of warrants that are currently exercisable.
(7)
Donald Russell’s business address is 101 E. Kennedy Blvd., Suite 3300, Tampa, Florida 33602. Includes 203,954 shares of common stock issuable upon the exercise of warrants that are currently exercisable.

(8)
Hans Lindroth’s business address is c/o Lingfield AB, Klevgránd 2, 11634 Stockholm, Sweden. Includes 23,254 shares of common stock issuable upon the exercise of options that are currently exercisable or which will become exercisable within 60 days of May 1, 2006. Does not include (i) 1,633,482 shares of common stock held by MiniDoc AB, of which Mr. Lindroth is a member of the board of directors; (ii) 936,105 shares of common stock issuable upon the exercise of warrants that are currently exercisable and held by MiniDoc AB, and (iii) 28,421 shares of common stock issuable upon the exercise of options that will not become exercisable within 60 days of May 1, 2006.

(9)
Includes 57,248 shares of common stock issuable upon the exercise of warrants which are currently exercisable and 189,762 shares of common stock issuable upon the exercise of options that are currently exercisable or which will become exercisable within 60 days of May 1, 2006. Does not include 78,948 shares of common stock issuable upon the exercise of options which will not become exercisable within 60 days of May 1, 2006.

(10)	Does not include 34,450 shares of common stock issuable upon the exercise of options which will not become exercisable within 60 days of May 1, 2006.
(11)
Includes 7,767 shares of common stock issuable upon the exercise of warrants which are currently exercisable and 43,752 shares of common stock issuable upon the exercise of options that are currently exercisable or which will become exercisable within 60 days of May 1, 2006. Does not include 32,039 shares of common stock issuable upon the exercise of options which will not become exercisable within 60 days of May 1, 2006.

(12)
Includes 1,109 shares of common stock issuable upon the exercise of warrants which are currently exercisable and 36,603 shares of common stock issuable upon the exercise of options that are currently exercisable or which will become exercisable within 60 days of May 1, 2006. Does not include 32,297 shares of common stock issuable upon the exercise of options which will not become exercisable within 60 days of May 1, 2006.

(13)
Robert Moreyra’s business address is 101 E. Kennedy Blvd., Suite 3300, Tampa, Florida 33602. Includes 117,372 shares of common stock issuable upon the exercise of warrants that are currently exercisable.

(14)
Includes 17,978 shares of common stock issuable upon the exercise of warrants which are currently exercisable and 43,063 shares of common stock issuable upon the exercise of options that are currently exercisable or which will become exercisable within 60 days of May 1, 2006. Does not include 25,838 shares of common stock issuable upon the exercise of options which will not become exercisable within 60 days of May 1, 2006.

(15)
Infologix (BVI) Limited is a company organized in the British Virgin Islands whose business address is The Parade, St. Helier, Jersey, Channel Islands, United Kingdom. Infologix (BVI) Limited is wholly-owned by Hammerwood (BVI) Limited, a company organized in the British Virgin Islands. Hammerwood (BVI) Limited is controlled by Elmwood Investment Holdings Ltd., a holding company organized in the British Virgin Islands. The Peder Sager Wallenberg Charitable Trust has the right to receive 25% of 99.9% of all dividends declared by Hammerwood and 99.9% of all of the assets of Hammerwood distributed upon any liquidation thereof. Includes 430,709 shares of common stock that are issuable upon the exercise of warrants that will be exercisable upon consummation of the merger. Does not include 1,633,482 shares of common stock, and 936,105 shares of common stock issuable upon the exercise of warrants which are currently exercisable, in each case held by MiniDoc AB, a company of which Infologix owns approximately 39.4%. The Board of Directors of Infologix consists of Martyn David Crespel and Lorraine Wheeler. The Board of Directors of Infologix has the power to vote the shares of common stock held by Infologix.

(16)
MiniDoc AB’s business address is Norrmalmstorg 14, 111 46 Stockholm, Sweden. MiniDoc AB is a publicly-traded holding company the stock of which is traded on the small cap over-the-counter market in Sweden. Includes 936,105 shares of common stock that are issuable upon the exercise of warrants that are currently exercisable. Does not include shares of common stock issuable upon the exercise of options that are held by Mr. Lindroth. Does not include shares of stock held by Infologix (BVI) Limited (see note (15), above), which owns approximately 39.4% of the outstanding shares of MiniDoc AB. The Board of Directors of MiniDoc consists of Mr. Lindroth, Lars Lindgren and Per Egeberg. The Board of Directors exercises voting control over the shares of our common stock held by MiniDoc, other than those matters (if any) which must be presented to a vote of MiniDoc’s shareholders under applicable law.

(17)
J. Patrick Michaels, Jr.’s business address is 101 E. Kennedy Blvd., Suite 3300, Tampa, Florida 33602. Includes (i) 437,500 shares of common stock held by CEA Group, LLC, of which Mr. Michaels is the chairman of the board and chief executive officer and with respect to which he exercises voting power, (ii) 144,303 shares of common stock that are issuable upon the exercise of warrants that are currently exercisable, and (iii) 238,604 shares of common stock that are issuable upon the exercise of warrants that are currently exercisable and that are held by a family limited partnership controlled by Mr. Michaels.

(18)
E-ZAD Partnership Limited is a Texas corporation, the business address is 2435 North Central, Suite 225, Richardson, Texas 75080. Prodea Inc., a Texas corporation, is the general partner of E-ZAD Limited Partnership; Hamid Ansari, an officer and director of Prodea, has the power to vote the shares of CEA common stock that will be held by E-ZAD. Includes 265,025 shares of common stock issuable upon the exercise of warrants that are currently exercisable.

(19)	Fred F. Nazem’s business address is c/o 345 Park Avenue South, New York, New York 10016. Includes 321,707 shares of common stock issuable upon the exercise of warrants that are currently exercisable.
(20)
Barry Rubenstein’s business address is 60 Wheatley Road, Brookville, New York 11545. Includes (i) 150,000 shares of common stock held by Woodland Partners, of which Mr. Rubenstein is general partner, (ii) 92,000 shares of common stock held by the Barry Rubenstein Rollover IRA Account, (iii) 275,000 shares of common stock that are issuable upon the exercise of warrants that are currently exercisable and held by the Barry Rubinstein Rollover IRA Account, and (iv) 234,000 shares of common stock issuable upon the exercise of warrants that are currently exercisable and held by Woodland Partners. The foregoing information was derived from a Schedule 13G/A filed with the SEC on February 3, 2005.

(21)
Includes (i) 551,509 shares of common stock issuable upon exercise of warrants that are currently exercisable, and (ii) 735,937 shares of common stock issuable upon the exercise of options that are currently exercisable or which will become exercisable within 60 days of May 1, 2006. Does not include 393,441 shares of common stock issuable upon the exercise of options that are not currently exercisable and which will not become exercisable within 60 days of May 1, 2006.

Voting Agreement

In connection with the February 2006 merger in which we acquired our etrials, Inc. subsidiary, two groups of shareholders agreed to vote for the designees of the other group of shareholders. This voting agreement continues until immediately following the 2007 election of Directors. One group of shareholders, who collectively own 4,877,879 shares of our common stock as of May 1, 2006, are former shareholders of our etrials subsidiary: MiniDoc, AB, Infologix (BVI) Limited, Newlight Associates II, LP, Newlight Associates II-E, LP, Peter and Susan Coker, Dunlap Industries, John Cline, James and Susanne Clark, Robert Sammis, Fred Nazem, E-ZAD Partnership Limited, Richard Piazza, Rachael King and Michael Harte. The other group of shareholders, who collectively own 976,250 shares of our common stock as of May 1, 2006, owned shares of our stock before the merger: Donald Russell, Robert Moreyra, Harold Ewen and CEA Group, LLC. Directors Lindroth, Coker, Cline and Brill are all designees of the former shareholders of our etrials subsidiary. Directors Collins, Russell and Ewen are all designees of Messrs. Russell, Moreyra and Ewen and CEA Group, LLC.

Escrow of Shares

Of the 7,446,360 shares issued in the merger to the then stockholders of our etrials subsidiary, 1,400,000 shares owned by former etrials stockholders have been placed in escrow and will not be released unless and until over a 20 consecutive trading day period (i) the weighted average price of our common stock is $7.00 or more, and (ii) the average daily trading volume is at least 25,000 shares. We refer to this as the “$7.00 Trigger.” If the $7.00 Trigger is not met, these shares will be cancelled. In connection with our initial public offering in 2004, 166,250 shares of our common stock owned by persons who were officers and directors at the time of our initial public offering or related parties thereto (CEA Group, LLC, Robert Moreyra, Donald Russell and Brad Gordon) and Harold Ewen, who was our special advisor prior to the merger, were also placed in escrow. These shares will be held in escrow until February 19, 2008, unless the $7.00 Trigger is met before then. If the $7.00 Trigger is not met prior to February 19, 2008, the 166,250 shares will be cancelled. Shares held in escrow can be voted by their owners.

Resale Restrictions and Lock-Up Agreement

No public market sales of the 7,446,360 shares of our common stock issued in the merger in which we acquired our etrials subsidiary can be made for a period of 180 days following the February 9, 2006 closing date of the merger. No private sales of shares of our common stock issued in the merger can be made unless the purchaser agrees to the 180-day restriction on public market sales. These restrictions do not apply to warrants issued in the merger or shares of common stock issued upon exercise of warrants issued in the merger. In addition to the 180-day restriction on the sale of shares of common stock issued to the holders of etrials securities in the merger, certain former shareholders of our etrials subsidiary (who own, in the aggregate, approximately 39.5% of the outstanding shares of our common stock) have entered into a lock-up agreement that provides that they not sell or otherwise transfer any of the shares of common stock that they received in the merger (but not any shares issued on exercise of the warrants they received in the merger) until February 19, 2007, with 25% of the shares subject to the restriction to be released from the restriction six months after the merger closing, an additional 25% released from the restriction nine months after the merger closing and 50% of the shares then subject to the restriction to be released from the restriction upon the redemption by us of the warrants issued to the public in our initial public offering. If the 166,250 shares that were placed in escrow in connection with our initial public offering are released on an accelerated basis from such escrow, the shares subject to the lock-up agreement will be released from the restrictions thereof on the same accelerated schedule.

EXECUTIVE COMPENSATION

Prior to the merger in which we acquired our etrials subsidiary, we did not pay our executive officers any cash or non-cash compensation for their services. No stock options or other equity compensation was granted to our pre-merger officers or directors. Commencing March 1, 2004 we paid CEA Group LLC, an entity owned by Mr. J. Patrick Michaels, Jr., our chief executive officer before the merger in which we acquired our etrials subsidiary, a fee of $7,500 per month for providing us with office space and certain office and secretarial services. Other than this $7,500 per-month fee, no compensation of any kind, including finders and consulting fees, were paid to any of our pre-merger officers. However, we did reimburse our executive officers for any out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target business and performing due diligence on suitable business combinations.

etrials subsidiary Executive Compensation

The following sets forth summary information concerning the compensation paid by our etrials subsidiary for the last three fiscal years to the persons who were its five highest paid executive officers during fiscal 2005.

Name	Title	Year	Salary	Bonus	Other Annual Compensation (1)		SARS/ Options Granted (2)	All Other Compensation (3)

John K. Cline	CEO	2005	$223,600	$48,375	$6,000		27,560	$11,796	(4)
		2004	$215,000	$0	$6,000		82,680	$37,931	(5)
		2003	$194,004	$64,500	$250		146,418	$0

James W. Clark, Jr.	VP of Finance, CFO	2005	$182,000	$32,813	$6,000		20,670	$9,827	(6)
		2004	$175,000	$0	$6,000		55,120	$86,918	(7)
		2003	$152,187	$43,750	$6,000		110,240	$22,376	(8)

Rachael King(10)	Former VP - European Operations	2005	$164,545	$24,579	$3,605		6,890	$12,446	(11)
		2004	$164,949	$0	$7,258		27,560	$16,495	(11)
		2003	$147,199	$0	$6,477		13,780	$14,720	(11)

Craig Pyne (12)	Former VP - Sales and Marketing	2005	$133,900	$0	$54,408	(13)	6,890	$9,516	(14)
		2004	$130,000	$0	$40,618	(13)	62,010	$8,404	(15)
		2003	$0	$0	$0	(13)	0	$0

Michael Harte	Sr. VP of Strategic Accounts	2005	$133,900	$0	$98,588	(16)	6,890	$5,080	(17)
		2004	$130,000	$0	$187,546	(18)	27,560	$20,707	(19)
		2003	$116,972	$0	$62,110	(20)	16,536	$0

(1)	Consists of automobile allowances and, with respect to Craig Pyne and Michael Harte, sales commissions.
(2)	Share figures reflect the options as assumed pursuant to our merger.
(3)
Consists of company contribution to 401(k) and pension plans, all of which are 100% vested, payment of deferred salary from prior years, payment of moving allowances, and the imputed value of group term life insurance.

(4)	Consists of company contribution to 401(k) plan of $11,480 and imputed value of group term life insurance of $316.
(6)	Consists of company contribution to 401(k) plan of $9,400 and imputed value of group term life insurance of $427.
(5)	Consists of company contribution to 401(k) plan of $10,888 and payment of deferred 2003 salary of $27,043.

(7)	Consists of company contribution to 401(k) plan of $9,043, payment of moving allowance of $63,918, and payment of deferred 2003 salary of $14,000.
(8)	Consists of payment of deferred 2002 salary.
(10)	Ms. King ceased to be an executive officer of our etrials subsidiary in July 2005.
(11)	Consists of company contribution to the United Kingdom employees’ third party private pension plan.
(12)	Mr. Pyne was not employee of the Company in 2003, and resigned as an officer in January 2006.
(13)	Consists solely of sales commissions.
(14)	Consists of company contribution to 401(k) plan of $9,415 and imputed value of group term life insurance of $101.
(15)	Consists solely of company contributions to 401(k) plan.
(16)	Consist of automobile allowance of $9,000 and sales commissions of $89,588.
(17)	Consists of company contribution to 401(k) plan of $4,979 and imputed value of group term life insurance of $101
(18)	Consists of automobile allowance of $9,000 and sales commissions of $178,546.
(19)	Consists of company contribution to 401(k) plan of $4,355 and payment of deferred 2003 salary of $16,352.
(20)	Consists of automobile allowance of $9,000 and sales commissions of $53,110.

Aggregated Option Values at December 31, 2005

The following table provides information concerning unexercised options held as of December 31, 2005, by each of the named executive officers of our etrials subsidiary.

	Number of Securities Underlying Unexercised Options at December 31, 2005(1)		Value of Unexercised In-the-Money Options at December 31, 2005 (2)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable

John K. Cline	253,211	141,247	980,467	422,479
James W. Clark, Jr.	172,537	96,173	613,127	283,253
Rachael King	41,340	27,560	145,933	76,580
Craig Pyne	21,962	46,938	72,978	140,972
Michael Harte	37,895	37,895	140,398	114,148

(1)
These amounts represent the total number of shares subject to stock options held by the named executive officers at December 31, 2005, as adjusted for the assumption of the pre-merger options granted by our etrials subsidiary at the time of the merger. These options were granted on various dates during the years 1999 through 2005. Unexercisable options are those that were not yet vested as of December 31, 2005.

(2)
These amounts represent the difference between the exercise price of the stock options and $5.50, which was the closing price of our common stock on December 30, 2005 as reported by Over-the-Counter Bulletin Board, on which our stock was traded at that date (the last day of trading for the fiscal year ended December 31, 2005) for all in-the-money options held by the director. The in-the-money stock option exercise prices ranged from $0.91 to $4.35. These stock options were all granted prior to the merger, and accordingly were granted at the fair market value of the stock on the grant date, as determined by the board of directors of our etrials subsidiary.

Option Grants During Year 2005

The following options to purchase shares of etrials’ common stock were granted to named executive officers of our etrials subsidiary during the year ended December 31, 2005:

						Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation For Option Term
Named Executive Officer	Number of Shares Subject to Options(1)	% of Total Options Granted During Period	Date of Grant	Exercise Price	Expiration Date	5% (2)	10% (2)

John K. Cline	27,560	9.0%	6/1/05	$4.35	5/30/15	$75,467	$191,249
James W. Clark, Jr.	20,670	6.7%	6/1/05	$4.35	5/30/15	$56,601	$143,437
Rachael King	6,890	2.3%	6/1/05	$4.35	5/30/15	$18,867	$47,812
Craig Pyne	6,890	2.3%	6/1/05	$4.35	5/30/15	$18,867	$47,812
Michael Harte	6,890	2.3%	6/1/05	$4.35	5/30/15	$18,867	$47,812

(1)
These amounts represent the total number of shares subject to stock options granted to the named executive officers during 2005, as adjusted for the assumption of the pre-merger options granted by our etrials subsidiary at the time of the merger.

(2)
In accordance with SEC rules, these columns show gains that could accrue for the respective options, assuming that the market price of etrials common stock appreciates from the date of grant over the maximum life of the option at an annualized compounded rate of 5% and 10%, respectively. If the stock price does not increase above the exercise price at the time of exercise, realized value to the named executives from these options will be zero. Rules of the Securities and Exchange Commission permit etrials to use 5% and 10% in this table. There can be no assurance that the price of etrials’ stock will increase and this table does not constitute any prediction of the future value of its stock by etrials.

Employment Agreements

John K. Cline

Pursuant to an employment agreement dated August 22, 2005, and effective February 9, 2006, upon consummation of our merger, John K. Cline has agreed to serve as the president and chief executive officer of both etrials and our etrials subsidiary for an initial term of two years, which initial term shall automatically be renewed for additional consecutive one-year terms unless timely notice of non-renewal is given by either etrials or Mr. Cline. Mr. Cline’s employment agreement provides that Mr. Cline will receive a minimum base salary of $250,000. Mr. Cline’s employment agreement also provides that Mr. Cline will be granted options to purchase 500,000 shares of our common stock, such options to vest quarterly in arrears over a four year period and to have an exercise price equal to the fair market value of our common stock on the date of grant. In addition, Mr. Cline’s employment agreement provides that Mr. Cline is entitled to receive an annual bonus of up to one hundred percent of his base salary on terms and conditions determined by the compensation committee of our board of directors, and to participate in all present and future employee benefit, retirement and compensation plans of etrials and our etrials subsidiary consistent with his position as chief executive officer and president of each company.

James W. Clark, Jr.

Pursuant to an employment agreement dated August 22, 2005, and effective February 9, 2006, upon consummation of our merger, James W. Clark, Jr. has agreed to serve as the vice president of finance, chief financial officer, secretary and treasurer of etrials and as the chief financial officer, secretary and treasurer of our etrials subsidiary for an initial term of two years, which initial term shall automatically be renewed for additional consecutive one-year terms unless timely notice of non-renewal is given by either CEA or Mr. Clark. Mr. Clark’s employment agreement provides that Mr. Clark will receive a minimum base salary of $200,000. Mr. Clark’s employment agreement also provides that Mr. Clark will be granted options to purchase 350,000 shares of CEA common stock, such options to vest quarterly in arrears over a four year period and to have an exercise price equal to the fair market value of our common stock on the date of grant. In addition, the Mr. Clark’s employment agreement provides that Mr. Clark is entitled to receive an annual bonus of up to one hundred percent of his base salary on terms and conditions determined by the compensation committee of our board of directors, and to participate in all present and future employee benefit, retirement and compensation plans of etrials and our etrials subsidiary consistent with his position as vice president of finance, chief financial officer, secretary and treasurer of etrials and chief financial officer, secretary and treasurer of our etrials subsidiary.

Michael Harte

Pursuant to an employment agreement dated August 22, 2005, and effective February 9, 2006, upon consummation of our merger, Michael Harte, has agreed to serve as the senior vice president of strategic accounts of etrials for an initial term of two years, which initial term shall automatically be renewed for additional consecutive one-year terms unless timely notice of non-renewal is given by either etrials or Mr. Harte. Mr. Harte’s employment agreement provides that Mr. Harte will receive a minimum base salary of $160,000. In addition, Mr. Harte’s employment agreement provides that Mr. Harte is entitled to receive sales commission payments on terms and conditions determined by etrials’ chief executive officer and approved by etrials’ board of directors, and to participate in all present and future employee benefit, retirement and compensation plans of etrials consistent with his position as senior vice president of the company.

Provisions Applicable to All Three Agreements

Each of the three employment agreements further provides that, in the event of the termination of the executive’s employment (including termination as a result of non-renewal), the employer will pay the executive his base salary and annual bonus through the date of termination if he is terminated by for “cause” (as defined) or if he terminates his employment without “good reason” (as defined). If the termination is without “cause” or for “good reason”, the employer will (i) pay the executive his base salary for a period of twelve months after the termination of his employment, and (ii) any stock options that would have vested and become exercisable within one year of the date of termination shall immediately become vested and exercisable. If the employer terminates the executive’s employment in connection with a “change in control” (as defined), the employer will pay the executive his base salary for a period of eighteen months after the termination of his employment, and all of the executive’s stock options shall immediately become vested and exercisable. The executive’s exercisable stock options will remain exercisable for a one year period after his termination other than for “cause”; such exercise may be made on a cashless basis if made within 90 days of the date of termination.

Each of the three employment agreements also includes certain restrictive covenants that limit the executive’s ability to compete with etrials and our etrials subsidiary etrials or to divulge certain confidential information concerning etrials and our etrials subsidiary (or, in the case of Mr. Harte, only our etrials subsidiary in each instance).

etrials subsidiary’s Board of Directors

Our etrials subsidiary’s board of directors consists of Robert Moreyra and Messrs. Cline, Clark, Harte and Russell. Directors of our subsidiary’s board who are not officers, directors or employees of etrials or are not officers or employees of our etrials subsidiary are expected to be compensated with stock options, which we expect to be 25% vested on the grant date, with the remaining options to vest 25% on the first three anniversary dates of the grant; presently these members consist of Mr. Moreyra who does not presently hold any stock options. Members of our etrials subsidiary’s board of directors did not receive any cash compensation for their service on the Board during 2005, although their reasonable travel and other etrials’ related expenses are reimbursed. In 2006, we do not expect to pay cash compensation to Messrs. Moreyra and Russell for service on our etrials subsidiary’s board of directors, although we will reimburse the directors for their travel and related expenses in connection with attending Board meetings and Board-related activities, such as site visits and sponsored events.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Policies. It is our policy that all employees must avoid any activity that is or has the appearance of being hostile, adverse or competitive with the Company, or that interferes with the proper performance of their duties, responsibilities or loyalty to etrials. These policies are included in our Conflict of Interest Policy, which covers our directors, executive officers and other employees. Each director and executive officer is instructed to always inform our Board when confronted with any situation that may be perceived as a conflict of interest, even if the person does not believe that the situation would violate our Conflict of Interest Policy. If in a particular circumstance the Board concludes that there is or may be a perceived conflict of interest, the Board will instruct our attorneys to work with our management to determine if there is a conflict of interest. Any waivers to these conflict rules with regard to a director or executive officer require the prior approval of the Board or the Audit Committee.

NASDAQ Rules. NASDAQ rules defining “independent” director status also govern conflict of interest situations. As discussed above, each of our directors other than John Cline, Peter Coker and Don Russell qualifies as “independent” in accordance with the NASDAQ rules. The NASDAQ rules include a series of objective tests that would not allow a director to be considered independent if the director has or has had certain employment, business or family relationships with the company. The NASDAQ independence definition also includes a requirement that the Board review the relations between each independent director and the company on a subjective basis. In accordance with that review, the Board has made a subjective determination as to each independent director that no relationships exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and etrials with regard to each director’s business and personal activities as they may relate to the Company and our management.

SEC Rules. In addition to our policies and NASDAQ policies and rules described above, the SEC has specific disclosure requirements covering certain types of transactions involving the Company and a director or executive officer or persons and entities affiliated with them.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

We did not have a Compensation Committee in 2005. All members of the Compensation Committee of our etrials subsidiary during 2005 were independent directors other than Peter Coker, and none of them were our employees or former employees. During 2005, none of our executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on our Compensation Committee or board of directors.

etrials Related Party Transactions

Stock Issuances by our etrials Subsidiary to Related Parties.

The discussion and tables below disclose all stock and warrant issuances from our etrials subsidiary to named executive officers, directors and beneficial holders of 5% or more of etrials’ outstanding capital stock for the period beginning January 1, 2004 and ending December 31, 2005.

Stock Issuances by our etrials Subsidiary in 2004 and 2005

Stockholder Name	Number of Shares Acquired(1)	Number of Warrants Acquired(1)
Newlight Associates II Funds(2)	98,151	56,246
E-ZAD Partnership Limited(3)	49,076	28,123
Infologix (BVI) Limited(4)	24,538	14,062
Fred F. Nazem(5)	62,878	36,033

(1)
These figures are reported on a post-merger basis and reflect the shares of our common stock and warrants to purchase shares of our common stock issued to holders of our etrials subsidiary’s capital stock in our merger.

(2)
Newlight Associates II, LP, Newlight Associates II (BVI), Ltd. and Newlight Associates II-E, LLC, are related venture capital funds that we refer to as the “Newlight Associates II funds.” Robert Brill, a member of etrials’ board of directors, is also the managing general partner of the Newlight Associates II funds. In 2003, the Newlight Associates II funds purchased shares of the Series A Convertible Preferred Stock of our etrials subsidiary and, in connection with this investment, the Newlight Associates II funds acquired warrants to purchase shares of our common stock. The Newlight Associates II funds collectively exercised warrants to purchase 94,312 shares of our common stock in July 2004 for an aggregate exercise price of $4,000. In addition, in connection with our merger and in order to induce the Newlight Associates II funds to exercise its remaining 490,756 warrants to purchase shares of the common stock of our etrials subsidiary prior to the closing of the merger, our etrials subsidiary agreed to allocate an additional $675,971 of merger consideration to the Newlight Associates II funds, which was satisfied with 103,372 shares of our common stock and 47,957 warrants to purchase shares of our common stock. The values of our shares and warrants were determined based on the average reported last sales price of our shares and warrants for the ten trading days ending three days prior to the closing of our merger. The Newlight Associates II funds exercised the warrants in our etrials subsidiary in February 2006, utilizing a cashless exercise provision in the warrants.

(3)
In connection with a 2003 investment in our etrials subsidiary’s Series A Convertible Preferred Stock, our etrials subsidiary issued common stock purchase warrants to E-ZAD Partnership Limited. In order to induce E-ZAD Partnership Limited to exercise the warrants prior to the closing of the merger, our etrials subsidiary agreed to allocate an additional $337,985 of merger consideration to E-ZAD Partnership Limited, which was satisfied with 51,686 shares of our common stock and 23,978 warrants to purchase shares of our common stock. The values of our shares and warrants were determined based on the average reported last sales price of our shares and warrants for the ten trading days ending three days prior to the closing of our merger. E-ZAD Partnership Limited exercised a portion of these warrants in August 2005, acquiring 47,156 shares of our common stock for aggregate consideration of $2,000, and it exercised its remaining 245,378 warrants to purchase shares of the common stock of our etrials subsidiary in February 2006, utilizing a cashless exercise procedure in the warrants.

(4)
In connection with a 2003 investment in our etrials subsidiary’s Series A Convertible Preferred Stock, our etrials subsidiary issued common stock purchase warrants to Infologix (BVI) Limited. Infologix (BVI) Limited exercised 23,578 warrants to purchase shares of our common stock in December 2005 for aggregate consideration of $1,000.

(5)
Fred F. Nazem, a former member of the board of directors of our etrials subsidiary, exercised an aggregate of 60,419 options to purchase shares of our common stock in December 2005 for aggregate consideration of $139,622; these options had been granted to him in connection with his service on our etrials subsidiary’s board of directors and for the provision of additional services to our etrials subsidiary. In addition, in order to induce Mr. Nazem to exercise certain warrants to purchase shares of our etrials subsidiary’s common held by him prior to the closing of the merger, the board of directors of our etrials subsidiary agreed to allocate an additional $16,044 of merger consideration to Mr. Nazem, which was satisfied with 2,453 shares of our common stock and 1,139 warrants to purchase shares of our common stock. The values of our shares and warrants were determined based on the average reported last sales price of our shares and warrants for the ten trading days ending three days prior to the closing of our merger.

Additional Related Party Transactions of our etrials Subsidiary

Peter Coker. Mr. Coker is a member of etrials’ board of directors. From January 2000 until December 2003, Mr. Coker was the Managing Partner of Tryon Capital Partners, and since January 2004 Mr. Coker has been the Managing Director of Tryon Capital Ventures. During 2004, our etrials subsidiary paid Tryon Capital Ventures a gross total of $315,026 in fees related to its assistance in raising capital as part of our subsidiary’s 2004 private placement of securities. On December 17, 2004 our etrials subsidiary issued a total of 157,513 warrants to purchase shares of its common stock, having an exercise price of $2.00 per share and expiring on December 16, 2009, to persons associated with Tryon Capital Ventures in connection with Tryon’s assistance in our subsidiary’s 2004 private placement of securities. Of these warrants, 44,546 were issued directly to Mr. Coker and Mr. Coker exercised these warrants prior to our merger.

During 2004, our etrials subsidiary paid a cash total of $128,353 on behalf of Capital Investment Partners, LLC, of which Mr. Coker is a partner and of which $64,176 was paid directly to Mr. Coker, in full satisfaction of a secured promissory note between Capital Investment Partners and our etrials subsidiary bearing interest at the rate of 10% per annum.

Also during 2004, our etrials subsidiary paid a cash total of $63,905 to Dunlap Industries, Ltd., of which Mr. Coker is the Managing Director, in full satisfaction of a secured promissory note bearing interest at a per annum rate of 10% between Dunlap and our etrials subsidiary.

BIP, a partnership of which Mr. Coker is a partner, made a series of loans to our etrials subsidiary secured by the account receivables of our etrials subsidiary. These loans began in 2001. During the period January 1, 2002 through December 31, 2004, BIP made $11,034,200 of such loans to our etrials subsidiary. These loans were repaid as and when our etrials subsidiary collected its account receivables. Interest for these loans averaged approximately 36% per annum. At December, 31, 2004 $727,990 in principal was outstanding and $24,556 of interest remained unpaid. During 2005, our etrials subsidiary paid all principal and interest and no amounts of principal or interest are currently outstanding.

In addition, BIP also made $615,694 principal amount of term loans to our etrials subsidiary during 2002. Interest for these loans averaged approximately 12% per annum. These term loans were repaid in full during 2003 and 2004, together with $35,037 of interest. No amount of principal or interest remains outstanding.

During 2004, our etrials subsidiary paid a total of $22,000 in fees to Capital Investment Partners, of which Mr. Coker is a partner, for advisory services provided to our etrials subsidiary during 2002.

On August 3, 2004, our etrials subsidiary issued 20,000 warrants to purchase shares of etrials common stock, having an exercise price of $0.60 per share and expiring on August 3, 2009, to Mr. Coker. These warrants were issued in connection with Mr. Coker’s personal guarantee of a loan from Bank of America to our etrials subsidiary and were exercised prior to our merger.

Fred F. Nazem. Mr. Nazem was the executive chairman of our etrials subsidiary’s board of directors until his resignation in October 2005. During 2004, Mr. Nazem was paid a total of $90,000 in fees related to his assistance in arranging the 2003 merger of Araccel Corporation with and into our etrials subsidiary.

MiniDoc AB. MiniDoc, AB (MiniDoc) is the beneficial holder of more than 5% of the shares of etrials, and Hans Lindroth, a member of etrials’ board of directors, is also a member of MiniDoc’s board of directors. Infologix (BVI), Limited, also the beneficial owner of more than 5% of the shares of etrials, also owns approximately 39% of MiniDoc, and Hans Lindroth, a member of the etrials Board of Directors, owns approximately 0.35% of MiniDoc.On August 10, 2005, MiniDoc and our etrials subsidiary entered into an exclusive license agreement granting exclusive rights from MiniDoc to our etrials subsidiary for the MiniDoc Diary Software and the intellectual property rights underlying the MiniDoc Diary Software which were used by our etrials subsidiary pursuant to an oral agreement prior to the execution of this exclusive license agreement. We refer to this as the “licensed intellectual property.” Under the terms of the license agreement, MiniDoc retained a right to make, use and sell the licensed intellectual property, without any right to transfer or sublicense it to others. Our etrials subsidiary has the sole right to enforce the licensed intellectual property rights as well as the right to sue for past infringement and damages. The term of the MiniDoc license extends from August 10, 2005 until the last expiration date of the MiniDoc patents which our etrials subsidiary licenses pursuant to the agreement, unless terminated earlier by the mutual consent of both parties.

In consideration of the grant of rights in the license agreement, our etrials subsidiary assumed all MiniDoc liability related to alleged past infringement of PHT Corporation’s U.S. Patent No. 6,095,985 and as a part of the confidential settlement agreement by and between our etrials subsidiary and PHT Corporation, our etrials subsidiary negotiated a release of any and all claims against MiniDoc related to such alleged infringement of the ‘985 patent. The alleged MiniDoc liability under the ‘985 patent did not relate to the MiniDoc diary software or intellectual property but to a later diary technology developed and used by Arracel Corporation (which later merged with our etrials subsidiary) and used by Arracel Limited (now our etrials subsidiary’s wholly-owned subsidiary, etrials Worldwide Limited) during the period that these companies were wholly-owned subsidiaries of MiniDoc, AB, and our etrials subsidiary assumed this liability as a part of its 2003 merger with the Arracel Corporation. This later diary technology, now known as the etrials electronic patent diary (EPD) was the subject of the PHT patent infringement action.

Our etrials subsidiary entered into this agreement as a defensive measure to protect itself from any future patent infringement actions in either the United States or Europe for the use of the MiniDoc diary technology, from which it generated revenues from 1995 through 2004. In addition, the rights our etrials subsidiary derived from the MiniDoc license agreement enable our etrials subsidiary to sue others for infringement of the MiniDoc patents, which could be of strategic importance were other diary technology patent holders to make patent infringement claims against our etrials subsidiary in the future.

The terms of the MiniDoc license agreement also provide that if our etrials subsidiary initiates a suit for infringement of the licensed intellectual property, our etrials subsidiary will pay MiniDoc 10% of any net amount of damages or settlement recovered by etrials. If our etrials subsidiary sublicenses the licensed intellectual property, MiniDoc will receive 10% of any net revenue received by our etrials subsidiary. Finally, in the event that MiniDoc sells all or substantially all of its assets or is sold to a third party, our etrials subsidiary has the right to acquire all rights to the licensed intellectual property for the price of $1.00.

Prior to executing the license agreement, our etrials subsidiary used the MiniDoc Diary Software pursuant to oral royalty and rental agreements with MiniDoc. (Prior to the merger of Araccel Corporation with and into our etrials subsidiary on January 31, 2003, these oral agreements were with Araccel Corporation.) Payments to MiniDoc totaled $287,023 in 2002, $12,448 in 2003 and $880 in 2004. No payments were made during 2005 because our etrials subsidiary had no revenue from sales of MiniDoc diaries during 2005. The oral agreements were superseded by the written license agreement.

Pre-merger Related Party Transactions

CEA Founding Shareholders. Prior to our IPO, we issued 750,000 shares of our common stock to CEA Group, LLC, Donald Russell, Robert Moreyra, Harold Ewen and Brad Gordon (who we refer to below as “Founders”) for $25,000 in cash, at an average purchase price of approximately $0.033 per share.  Subsequent to the issuance, our board of directors authorized a 1.1666666-to-one forward stock split of our common stock, effectively lowering the purchase price to $0.029 per share. The following share numbers have been adjusted to reflect this stock split:

Name	Number of Shares	Relationship to Us
CEA Group, LLC	437,500	10% Stockholder

Donald Russell	175,000	Vice Chairman

Robert Moreyra	131,250	Executive Vice President and Director

Harold Ewen	87,500	Special Advisor

Brad Gordon	43,750	Chief Financial Officer and Director

Pursuant to an escrow agreement among us, the Founders and Continental Stock Transfer & Trust Company, all of the Founders’ shares were placed in escrow, with Continental acting as escrow agent, pursuant to an escrow agreement, until the earliest of:

•	February 12, 2007;

•	our liquidation; or

•
the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating the business combination with a target business.

During the escrow period, these shares cannot be sold, but the Founders retain all other rights as stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. In connection with our merger, certain of our Founders agreed that 166,250 of their shares held in escrow would not be released unless and until our common stock trades at $7.00 or more for a specified period of time prior to February 19, 2008.

We also entered into a registration rights agreement with the Founders pursuant to which the holders of the majority of the Founders’ shares will be entitled to make up to two demands that we register these shares. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders were granted certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Prior to our merger, CEA Group, LLC, one of our Founders and an affiliate of J. Patrick Michaels, Jr., who was our chief executive officer and a member of our board of directors from October 2003 until our merger, made available to us a small amount of office space and certain office and secretarial services, as we may require from time to time. We paid CEA Group $7,500 per month for these services.

During 2004, CEA Group advanced $60,000 to us to cover expenses related to our initial public offering. The loan was payable without interest on the earlier of October 21, 2004 or the consummation of our initial public offering. This loan was repaid in March 2004.

Prior to our merger, we reimbursed our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations.

Other than the $7,500 per-month administrative fee and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, were paid to any of our Founders or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

J. Patrick Michaels, Jr., our former chairman of the board and former chief executive officer, and Robert Moreyra, a former member of our board of directors, our former executive vice president and a current member of our etrials subsidiary’s board of directors, each agreed that, if we liquidated prior to the consummation of a business combination, they would be personally liable to pay debts and obligations to vendors or other entities that were owed money by us for services rendered or products sold to us in excess of the net proceeds of our initial offering not held in a trust account. Our merger relieved these persons of their obligations.

ADDITIONAL MEETING INFORMATION

Meeting Proposals.

There are no other matters that the Board intends to present, or has reason to believe others will present, at the annual meeting. If other matters are properly presented for voting at the annual meeting, the persons named as proxies will vote in accordance with their best judgment on such matters.

Proxy Solicitation.

We will bear the expense of soliciting proxies, and we have retained Morrow & Co. to solicit proxies for a fee of $6,000 plus a reasonable amount to cover expenses. Certain of our directors, officers and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, e-mail or otherwise. We are required to request that brokers and nominees who hold stock in their names furnish our proxy material to the beneficial owners of the stock, and we must reimburse such brokers and nominees for the expenses of doing so in accordance with certain statutory fee schedules. We currently estimate that this reimbursement will cost us more than $10,000. The actual amount will depend on variables such as the number of proxy materials. We will tabulate stockholder votes for the 2006 annual meeting without the services of an independent inspector of elections.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires our directors and executive officers, among others, to file with the SEC and NASDAQ an initial report of ownership of our stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Under SEC rules, certain forms of indirect ownership and ownership of company stock by certain family members are covered by these reporting requirements. As a matter of practice, our administrative staff assists our executive officers and directors in preparing initial ownership reports and reporting ownership changes, and typically files these reports on their behalf.

Based solely on a review of the copies of such forms in our possession, and on written representations from certain reporting persons, we believe that during fiscal 2005 all of our executive officers and directors filed the required reports on a timely basis under Section 16(a) other than as follows: each of J. Patrick Michaels, Jr., Donald Russell, Robert Moreyra, and Brad Gordon filed a Form 4 on January 10, 2005 reporting the acquisition of warrants to purchase shares of our common stock with multiple acquisition dates commencing on February 26, 2004.

2007 Stockholder Proposals or Nominations.

From time to time, our stockholders submit proposals that they believe should be voted on at the annual meeting or recommend persons who they believe should be nominated for election to the Board. Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in our 2007 proxy statement. Any such stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to our principal executive offices, in care of our Corporate Secretary, via e-mail at james.clark@etrials.com, or by mail to 4000 Aerial Center Parkway, Morrisville, North Carolina 27560. Failure to deliver a proposal by one of these means may result in it not being deemed timely received. We must receive all submissions no later than January 13, 2007, provided that if the date of the 2007 annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the 2006 annual meeting, the stockholder must submit any such proposal no later than the close of business on the later of the 60th day prior to the 2007 annual meeting or the 10th day following the day on which the public announcement of the date of such meeting is first made. We strongly encourage any stockholder interested in submitting a proposal to contact our Corporate Secretary in advance of this deadline to discuss the proposal, and stockholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. The Nominating Committee reviews all stockholder proposals and makes recommendations to the Board for action on such proposals.

For information about recommending individuals for consideration as nominees, see “The Board, Board Committees and Meetings, Nominating Committee.” Under our Bylaws, if a stockholder intends to nominate a person as a candidate for election to the Board directly (rather than through our Nominating Committee), the stockholder may submit the nomination not less than 60 days or more than 90 days prior to the date of the 2007 annual meeting; provided that in the event that less than 70 days notice or prior public disclosure of the date of our 2007 annual meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the 10th day following the day on which such notice of the date of the 2007 annual meeting is mailed or such public disclosure is made, whichever first occurs. Stockholder submissions must be made by a registered stockholder on its behalf or on behalf of the beneficial owner of the shares and must include certain information specified in our Bylaws concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of our stock.

We will not entertain any proposals or nominations at the 2007 annual meeting that do not meet these requirements.

If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

To make a submission or to request a copy of our Bylaws, stockholders should contact our Corporate Secretary via e-mail at james.clark@etrials.com, or by mail to 4000 Aerial Center Parkway, Morrisville, North Carolina 27560. Our Bylaws are also available on our website at www.etrials.com, we strongly encourage stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.

Financial Statements.

Our financial statements for the year ended December 31, 2005 are included in our 2005 Annual Report to Stockholders, which we are sending to our stockholders at the same time as this proxy statement. If you have not received the annual report, please call our Investor Relations department at (919) 653-3400, and we will send a copy to you. Our annual report and this proxy statement are available on the Internet at www.etrials.com.

COMMUNICATING WITH US

From time to time, we receive inquiries from stockholders asking how they can communicate with us. The following communication options are available.

If you would like to receive information about us, you may use one of the following methods:

1.
Our main Internet site, located at www.etrials.com, contains product and marketing information as well as job listings. Our Investor Relations site, located at www.etrials.com/about/overview/investor.php, contains press releases, earnings releases, financial information and stock quotes, as well as corporate governance information and links to our SEC filings. This proxy statement and our 2005 Annual Report to Stockholders are both available on the Internet at www.etrials.com/about/overview/investor.php.

2.
To have information such as our latest Form 10-QSB or annual report mailed to you, contact James Clark by e-mail at james.clark@etrials.com  or call (919) 653-3400 and ask for our Investor Relations Department.

If you would like to communicate with our Board of Directors, please see the procedures described in “Communications from Stockholders to the Board” under the heading “The Board, Board Committees and Meetings.”

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

In accordance with notices that we sent to certain stockholders, we are sending only one copy of our annual report and proxy statement to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a householded mailing this year and you would like to have additional copies of our annual report and/or proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to our Corporate Secretary via e-mail at james.clark@etrials.com or by mail to 4000 Aerial Center Parkway, Morrisville, North Carolina 27560, or call our Investor Relations department at (919) 653-3400. We will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request. You may also contact us if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

Unfortunately, householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse share the same last name and address, and you and your spouse each have two accounts containing etrials stock at two different brokerage firms, your household will receive two copies of our annual meeting materials— one from each brokerage firm.

By Order of the Board of Directors

By: James W. Clark, Jr.
Corporate Secretary
Morrisville, North Carolina
May 12, 2006

etrials is a registered trademarks of etrials Worldwide, Inc. or its subsidiaries in the United States and other countries.

*Other names and brands may be claimed as the property of others.

Exhibit A
Approved by Board of Directors on August 9, 2005
Approved by Shareholders on February 9, 2006
Name Change Amendment approved by Board of Directors on February 22, 2006
Section 3.1 Amendment approved by Board of Directors on April 6, 2006
Shareholder approval of Section 3.1 amendment is pending

etrials Worldwide, Inc.
(formerly CEA Acquisition Corporation)

2005 Performance Equity Plan

1. Purpose; Definitions.

1.1 Purpose. The purpose of the etrials Worldwide, Inc. 2005 Performance Equity Plan is to enable the Company to offer to its employees, officers, directors and consultants whose past, present and/or potential contributions to the Company and its Subsidiaries have been, are or will be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company. The various types of long-term incentive awards that may be provided under the Plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its businesses.

1.2 Definitions. For purposes of the Plan, the following terms will have the meanings set forth below:

(a) “Agreement” means the agreement between the Company and the Holder, including any amendment thereto or such other document as may be determined by the Committee, setting forth the terms and conditions of an award under the Plan.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(d) “Committee” means the Compensation Committee of the Board or any other committee of the Board that the Board may designate to administer the Plan or any portion thereof. If no Committee is so designated, then all references in this Plan to “Committee” will mean the Board.

(e) “Common Stock” means the Common Stock of the Company, $0.0001 par value per share.

(f) “Company” means etrials Worldwide, Inc. (formerly CEA Acquisition Corporation), a corporation organized under the laws of the State of Delaware.

(g) “Deferred Stock” means Common Stock to be received under an award made pursuant to Section 8, below, at the end of a specified deferral period.

(h) “Disability” means physical or mental impairment as determined under procedures established by the Committee for purposes of the Plan.

(i) “Effective Date” means the date set forth in Section 12.1, below.

(j) “Fair Market Value”, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date: (i) if the Common Stock is listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, the last sale price of the Common Stock in the principal trading market for the Common Stock on such date, as reported by the exchange or Nasdaq, as the case may be; (ii) if the Common Stock is not listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, but is traded in the over-the-counter market, the closing bid price for the Common Stock on such date, as reported by the OTC Bulletin Board or the National Quotation Bureau, Incorporated or similar publisher of such quotations; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Committee determines in good faith.

(k) “Holder” means a person who has received an award under the Plan.

(l) “Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(m) “Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(n) “Normal Retirement” means retirement from active employment with the Company or any Subsidiary on or after such age which may be designated by the Committee as “retirement age” for any particular Holder. If no age is designated, it will be 65.

(o) “Other Stock-Based Award” means an award under Section 9, below, that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

(p) “Parent” means any present or future “parent corporation” of the Company, as such term is defined in Section 424(e) of the Code.

(q) “Plan” means the etrials Worldwide, Inc. 2005 Performance Equity Plan, as hereinafter amended from time to time.

(r) “Repurchase Value” means the Fair Market Value in the event the award to be settled under Section 2.2(h) or repurchased under Section 10.2 is comprised of shares of Common Stock and the difference between Fair Market Value and the Exercise Price (if lower than Fair Market Value) in the event the award is a Stock Option or Stock Appreciation Right; in each case, multiplied by the number of shares subject to the award.

(s) “Restricted Stock” means Common Stock received under an award made pursuant to Section 7, below, that is subject to restrictions under said Section 7.

(t) “SAR Value” means the excess of the Fair Market Value (on the exercise date) over the exercise price that the participant would have otherwise had to pay to exercise the related Stock Option, multiplied by the number of shares for which the Stock Appreciation Right is exercised.

(u) “Stock Appreciation Right” means the right to receive from the Company, on surrender of all or part of the related Stock Option, without a cash payment to the Company, a number of shares of Common Stock equal to the SAR Value divided by the Fair Market Value (on the exercise date).

(v) “Stock Option” or “Option” means any option to purchase shares of Common Stock which is granted pursuant to the Plan.

(w) “Stock Reload Option” means any option granted under Section 5.3 of the Plan.

(x) “Subsidiary” means any present or future “subsidiary corporation” of the Company, as such term is defined in Section 424(f) of the Code.

(y) “Vest” means to become exercisable or to otherwise obtain ownership rights in an award.

2. Administration.

2.1 Committee Membership. The Plan will be administered by the Board or a Committee. Committee members will serve for such term as the Board may in each case determine, and are subject to removal at any time by the Board. The Committee members, to the extent possible and deemed to be appropriate by the Board, will be “non-employee directors” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and “outside directors” within the meaning of Section 162(m) of the Code.

2.2 Powers of Committee. The Committee has full authority to award, pursuant to the terms of the Plan: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Deferred Stock, (v) Stock Reload Options ad/or (vi) Other Stock-Based Awards. For purposes of illustration and not of limitation, the Committee has the authority (subject to the express provisions of this Plan):

(a) to select the officers, employees, directors and consultants of the Company or any Subsidiary to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Reload Stock Options and/or Other Stock—Based Awards may from time to time be awarded hereunder.

(b) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, number of shares, share exercise price or types of consideration paid upon exercise of such options, such as other securities of the Company or other property, any restrictions or limitations, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, as the Committee may determine);

(c) to determine any specified performance goals or such other factors or criteria which need to be attained for the vesting of an award granted hereunder;

(d) to determine the terms and conditions under which awards granted hereunder are to operate on a tandem basis and/or in conjunction with or apart from other equity awarded under this Plan and cash and non-cash awards made by the Company or any Subsidiary outside of this Plan;

(e) to permit a Holder to elect to defer a payment under the Plan under such rules and procedures as the Committee may establish, including the payment or crediting of interest on deferred amounts denominated in cash and of dividend equivalents on deferred amounts denominated in Common Stock;

(f) to determine the extent and circumstances under which Common Stock and other amounts payable with respect to an award hereunder will be deferred that may be either automatic or at the election of the Holder; and

(g) to substitute (i) new Stock Options for previously granted Stock Options, which previously granted Stock Options have higher option exercise prices and/or contain other less favorable terms, and (ii) new awards of any other type for previously granted awards of the same type, which previously granted awards are upon less favorable terms.

(h) to make payments and distributions with respect to awards (i.e., to “settle” awards) through cash payments in an amount equal to the Repurchase Value.

Notwithstanding anything contained herein to the contrary, the Committee shall not grant to any one Holder in any one calendar year awards for more than 500,000 shares in the aggregate.

2.3 Interpretation of Plan.

(a) Committee Authority. Subject to Section 11, below, the Committee has the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it from time to time deems advisable to interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all Agreements relating thereto), and to otherwise supervise the administration of the Plan. Subject to Section 11, below, all decisions made by the Committee pursuant to the provisions of the Plan will be made in the Committee=s sole discretion and will be final and binding upon all persons, including the Company, its Subsidiaries and Holders.

(b) Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options (including but not limited to Stock Reload Options or Stock Appreciation rights granted in conjunction with an Incentive Stock Option) or any Agreement providing for Incentive Stock Options will be interpreted, amended or altered, nor will any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Holder(s) affected, to disqualify any Incentive Stock Option under such Section 422.

3. Stock Subject to Plan.

3.1 Number of Shares. The total number of shares of Common Stock reserved and available for issuance under the Plan is 3,200,000 shares. Shares of Common Stock under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares of Common Stock that have been granted pursuant to a Stock Option cease to be subject to a Stock Option, or if any shares of Common Stock that are subject to any Stock Appreciation Right, Restricted Stock award, Deferred Stock award, Reload Stock Option or Other Stock-Based Award granted hereunder are forfeited or any such award otherwise terminates without a payment being made to the Holder in the form of Common Stock, such shares will again be available for distribution in connection with future grants and awards under the Plan. If a Holder pays the exercise price of a Stock Option by surrendering any previously owned shares and/or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld to cover the withholding tax liability associated with the Stock Option exercise, then the number of shares available under the Plan will be increased by the lesser of (i) the number of such surrendered shares and shares used to pay taxes; and (ii) the number of shares purchased under such Stock Option.

3.2 Adjustment Upon Changes in Capitalization, Etc. In the event of any merger, reorganization, consolidation, common stock dividend payable on shares of Common Stock, Common Stock split or reverse split, combination or exchange of shares of Common Stock, or other extraordinary or unusual event which results in a change in the shares of Common Stock of the Company as a whole, the Committee will determine, in its sole discretion, whether such change equitably requires an adjustment in the terms of any award (including number of shares subject to the award and the exercise price) or the aggregate number of shares reserved for issuance under the Plan. Any such adjustments will be made by the Committee, whose determination will be final, binding and conclusive.

4. Eligibility.

Awards may be made or granted to employees, officers, directors and consultants who are deemed to have rendered or to be able to render significant services to the Company or its Subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of the Company. No Incentive Stock Option will be granted to any person who is not an employee of the Company or a Subsidiary at the time of grant. Notwithstanding the foregoing, an award may be made or granted to a person in connection with his hiring or retention, or at any time on or after the date he reaches an agreement (oral or written) with the Company with respect to such hiring or retention, even though it may be prior to the date the person first performs services for the Company or its Subsidiaries; provided, however, that no portion of any such award will vest prior to the date the person first performs such services.

5. Stock Options.

5.1 Grant and Exercise. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. Any Stock Option granted under the Plan will contain such terms, not inconsistent with this Plan, or with respect to Incentive Stock Options, not inconsistent with the Plan and the Code, as the Committee may from time to time approve. The Committee has the authority to grant Incentive Stock Options or Non-Qualified Stock Options, or both types of Stock Options which may be granted alone or in addition to other awards granted under the Plan. To the extent that any Stock Option intended to qualify as an Incentive Stock Option does not so qualify, it will constitute a separate Nonqualified Stock Option.

5.2 Terms and Conditions. Stock Options granted under the Plan are subject to the following terms and conditions:

(a) Option Term. The term of each Stock Option will be fixed by the Committee; provided, however, that an Incentive Stock Option may be granted only within the ten-year period commencing from the Effective Date and may only be exercised within ten years of the date of grant (or five years in the case of an Incentive Stock Option granted to an optionee who, at the time of grant, owns Common Stock possessing more than 10% of the total combined voting power of all classes of voting stock of the Company (“10% Shareholder”).

(b) Exercise Price. The exercise price per share of Common Stock purchasable under a Stock Option will be determined by the Committee at the time of grant and may not be less than 100% of the Fair Market Value on the date of grant (or, if greater, the par value of a share of Common Stock); provided, however, that (i) the exercise price of an Incentive Stock Option granted to a 10% Shareholder will not be less than 110% of the Fair Market Value on the date of grant; and (ii) if the Stock Option is granted in connection with the recipient=s hiring, retention, reaching an agreement (oral or written) with the Company with respect to such hiring or retention, promotion or similar event, the option exercise price may be not less than the Fair Market Value on the date on which the recipient is hired or retained, reached such agreement with respect to such hiring or retention, or is promoted (or similar event), if the grant of the Stock Option occurs not more than 120 days after the date of such hiring, retention, agreement, promotion or other event.

(c) Exercisability. Stock Options are exercisable at such time or times and subject to such terms and conditions as are determined by the Committee and as set forth in Section 10, below. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, i.e., that it vests over time, the Committee may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Committee determines.

(d) Method of Exercise. Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case, Stock Options may be exercised in whole or in part at any time during the term of the Option by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice will be accompanied by payment in full of the purchase price, which will be in cash or, if provided in the Agreement, either in shares of Common Stock (including Restricted Stock and other contingent awards under this Plan) or partly in cash and partly in such Common Stock, or such other means which the Committee determines are consistent with the Plan’s purpose and applicable law. Cash payments will be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company will not be required to deliver certificates for shares of Common Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof (except that, in the case of an exercise arrangement approved by the Committee and described in the last sentence of this paragraph, payment may be made as soon as practicable after the exercise). Payments in the form of Common Stock will be valued at the Fair Market Value on the date prior to the date of exercise. Such payments will be made by delivery of stock certificates in negotiable form that are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. Subject to the terms of the Agreement, the Committee may, in its sole discretion, at the request of the Holder, deliver upon the exercise of a Nonqualified Stock Option a combination of shares of Deferred Stock and Common Stock; provided, however, that, notwithstanding the provisions of Section 8 of the Plan, such Deferred Stock will be fully vested and not subject to forfeiture. A Holder will have none of the rights of a shareholder with respect to the shares subject to the Option until such shares are transferred to the Holder upon the exercise of the Option. The Committee may permit a Holder to elect to pay the Exercise Price upon the exercise of a Stock Option by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

(e) Transferability. Except as may be set forth in the next sentence of this Section or in the Agreement, no Stock Option is transferable by the Holder other than by will or by the laws of descent and distribution, and all Stock Options are exercisable, during the Holder’s lifetime, only by the Holder (or, to the extent of legal incapacity or incompetency, the Holder’s guardian or legal representative). Notwithstanding the foregoing, a Holder, with the approval of the Committee, may transfer a Nonqualified Stock Option (i) (A) by gift, for no consideration, or (B) pursuant to a domestic relations order, in either case, to or for the benefit of the Holder=s “Immediate Family” (as defined below), or (ii) to an entity in which the Holder and/or members of Holder’s Immediate Family own more than 50% of the voting interest, in exchange for an interest in that entity, subject to such limits as the Committee may establish, and the transferee will remain subject to all the terms and conditions applicable to the Stock Option prior to such transfer. The term “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons have more than 50% beneficial interest, and a foundation in which these persons (or the Holder) control the management of the assets.

(f) Termination by Reason of Death. If a Holder’s employment by the Company or a Subsidiary terminates by reason of death, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, will thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the Holder under the will of the Holder, for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(g) Termination by Reason of Disability. If a Holder’s employment by the Company or any Subsidiary terminates by reason of Disability, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, will thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(h) Termination by Reason of Normal Retirement. Subject to the provisions of Section 13.3, if such Holder’s employment or retention by, or association with, the Company or any Subsidiary terminates due to Normal Retirement, then the portion of such Stock Option that has vested on the date of termination of employment may be exercised for the lesser of three years after termination of employment (or such other greater or lesser period as the Committee may specify in the Agreement) or the balance of such Stock Option’s term.

(i) Other Termination. Subject to the provisions of Section 13.3, if such Holder’s employment or retention by, or association with, the Company or any Subsidiary terminates for any reason other than death, Disability or Normal Retirement, unless otherwise determined by the Committee and set forth in the Agreement, the Stock Option will thereupon automatically terminate, except that if the Holder’s employment is terminated by the Company or a Subsidiary without cause, then the portion of such Stock Option that has vested on the date of termination of employment may be exercised for the lesser of three months after termination of employment (or such other greater or lesser period as the Committee may specify in the Agreement) or the balance of such Stock Option’s term.

(j) Additional Incentive Stock Option Limitation. In the case of an Incentive Stock Option, the aggregate Fair Market Value (on the date of grant of the Option) with respect to which Incentive Stock Options become exercisable for the first time by a Holder during any calendar year (under all such plans of the Company and its Parent and Subsidiaries) may not exceed $100,000.

(k) Buyout and Settlement Provisions. The Committee may at any time, in its sole discretion, offer to repurchase a Stock Option previously granted, based upon such terms and conditions as the Committee establishes and communicates to the Holder at the time that such offer is made.

5.3 Stock Reload Option. If a Holder tenders shares of Common Stock to pay the exercise price of a Stock Option (“Underlying Option”) and/or arranges to have a portion of the shares otherwise issuable upon exercise withheld to pay the applicable withholding taxes, then the Holder may receive, at the discretion of the Committee, a new Stock Reload Option to purchase that number of shares of Common Stock equal to the number of shares tendered to pay the exercise price and the withholding taxes (but only if such tendered shares were held by the Holder for at least six months). Stock Reload Options may be any type of option permitted under the Code and will be granted subject to such terms, conditions, restrictions and limitations as may be determined by the Committee from time to time. Such Stock Reload Option will have an exercise price equal to the Fair Market Value as of the date of exercise of the Underlying Option. Unless the Committee determines otherwise, a Stock Reload Option may be exercised commencing one year after it is granted and will expire on the date of expiration of the Underlying Option to which the Reload Option is related.

6. Stock Appreciation Rights.

6.1 Grant and Exercise. The Committee may grant Stock Appreciation Rights to participants who have been or are being granted Stock Options under the Plan as a means of allowing such participants to exercise their Stock Options without the need to pay the exercise price in cash. In the case of a Nonqualified Stock Option, a Stock Appreciation Right may be granted either at or after the time of the grant of such Nonqualified Stock Option. In the case of an Incentive Stock Option, a Stock Appreciation Right may be granted only at the time of the grant of such Incentive Stock Option.

6.2 Terms and Conditions. Stock Appreciation Rights are subject to the following terms and conditions:

(a) Exercisability. Stock Appreciation Rights are exercisable as determined by the Committee and set forth in the Agreement, subject to the limitations, if any, imposed by the Code with respect to related Incentive Stock Options.

(b) Termination. A Stock Appreciation Right will terminate and will no longer be exercisable upon the termination or exercise of the related Stock Option.

(c) Method of Exercise. Stock Appreciation Rights are exercisable upon such terms and conditions as may be determined by the Committee and set forth in the Agreement and by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Holder will be entitled to receive a number of shares of Common Stock equal to the SAR Value divided by the Fair Market Value on the date the Stock Appreciation Right is exercised.

(d) Shares Affected Upon Plan. The granting of a Stock Appreciation Right will not affect the number of shares of Common Stock available under for awards under the Plan. The number of shares available for awards under the Plan will, however, be reduced by the number of shares of Common Stock acquirable upon exercise of the Stock Option to which such Stock Appreciation Right relates.

7. Restricted Stock.

7.1 Grant. Shares of Restricted Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee determines the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be awarded, the number of shares to be awarded, the price (if any) to be paid by the Holder, the time or times within which such awards are subject to forfeiture (“Restriction Period”), the vesting schedule and rights to acceleration thereof and all other terms and conditions of the awards.

7.2 Terms and Conditions. Each Restricted Stock award is subject to the following terms and conditions:

(a) Certificates. Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the Holder to whom such Restricted Stock has been awarded. During the Restriction Period, certificates representing the Restricted Stock and any securities constituting Retained Distributions (as defined below) will bear a legend to the effect that ownership of the Restricted Stock (and such Retained Distributions) and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms and conditions provided in the Plan and the Agreement. Such certificates will be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that are forfeited or that do not become vested in accordance with the Plan and the Agreement.

(b) Rights of Holder. Restricted Stock will constitute issued and outstanding shares of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Stock, to receive and retain all regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute on such

Restricted Stock and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, with the exceptions that (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period has expired and unless all other vesting requirements with respect thereto has been fulfilled; (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period; (iii) other than regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute, the Company will retain custody of all distributions (“Retained Distributions”) made or declared with respect to the Restricted Stock (and such Retained Distributions are subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions has been made, paid or declared has vested and with respect to which the Restriction Period has expired; (iv) a breach of any of the restrictions, terms or conditions contained in this Plan or the Agreement or otherwise established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

(c) Vesting; Forfeiture. Upon the expiration of the Restriction Period with respect to each award of Restricted Stock and the satisfaction of any other applicable restrictions, terms and conditions (i) all or part of such Restricted Stock will become vested in accordance with the terms of the Agreement, subject to Section 10, below, and (ii) any Retained Distributions with respect to such Restricted Stock will become vested to the extent that the Restricted Stock related thereto has vested, subject to Section 10, below. Any such Restricted Stock and Retained Distributions that do not vest will be forfeited to the Company and the Holder will not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that has been so forfeited.

8. Deferred Stock.

8.1 Grant. Shares of Deferred Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee will determine the eligible persons to whom and the time or times at which grants of Deferred Stock will be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (“Deferral Period”) during which, and the conditions under which, receipt of the shares will be deferred, and all the other terms and conditions of the awards.

8.2 Terms and Conditions. Each Deferred Stock award is subject to the following terms and conditions:

(a) Certificates. At the expiration of the Deferral Period (or the Additional Deferral Period referred to in Section 8.2 (d) below, where applicable), share certificates will be issued and delivered to the Holder, or his legal representative, representing the number equal to the shares covered by the Deferred Stock award.

(b) Rights of Holder. A person entitled to receive Deferred Stock will not have any rights of a Shareholder by virtue of such award until the expiration of the applicable Deferral Period and the issuance and delivery of the certificates representing such Common Stock. The shares of Common Stock issuable upon expiration of the Deferral Period will not be deemed outstanding by the Company until the expiration of such Deferral Period and the issuance and delivery of such Common Stock to the Holder.

(c) Vesting; Forfeiture. Upon the expiration of the Deferral Period with respect to each award of Deferred Stock and the satisfaction of any other applicable restrictions, terms and conditions all or part of such Deferred Stock will become vested in accordance with the terms of the Agreement, subject to Section 10, below. Any such Deferred Stock that does not vest will be forfeited to the Company and the Holder will not thereafter have any rights with respect to such Deferred Stock.

(d) Additional Deferral Period. A Holder may request to, and the Committee may at any time, defer the receipt of an award (or an installment of an award) for an additional specified period or until a specified event (“Additional Deferral Period”). Subject to any exceptions adopted by the Committee, such request must generally be made at least one year prior to expiration of the Deferral Period for such Deferred Stock award (or such installment).

9. Other Stock—Based Awards.

Other Stock—Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, or other rights convertible into shares of Common Stock and awards valued by reference to the value of securities of or the performance of specified Subsidiaries. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other awards under this Plan or any other plan of the Company. Each other Stock-Based Award is subject to such terms and conditions as may be determined by the Committee.

10. Accelerated Vesting and Exercisability.

10.1 Non-Approved Transactions. If any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act of 1934, as amended (“Exchange Act”)), is or becomes the “beneficial owner” (as referred in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities in one or more transactions, and the Board does not authorize or otherwise approve such acquisition, then the vesting periods of any and all Stock Options and other awards granted and outstanding under the Plan will be accelerated and all such Stock Options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all Common Stock subject to such Stock Options and awards on the terms set forth in this Plan and the respective agreements respecting such Stock Options and awards.

10.2 Approved Transactions. The Committee may, in the event of an acquisition of substantially all of the Company’s assets or at least 50% of the combined voting power of the Company’s then outstanding securities in one or more transactions (including by way of merger or reorganization) which has been approved by the Company’s Board of Directors, (i) accelerate the vesting of any and all Stock Options and other awards granted and outstanding under the Plan, and (ii) require a Holder of any award granted under this Plan to relinquish such award to the Company upon the tender by the Company to Holder of cash in an amount equal to the Repurchase Value of such award.

11. Amendment and Termination.

The Board may at any time, and from time to time, amend alter, suspend or discontinue any of the provisions of the Plan, but no amendment, alteration, suspension or discontinuance will be made that would impair the rights of a Holder under any Agreement theretofore entered into hereunder, without the Holder’s consent.

12. Term of Plan.

12.1 Effective Date. The Plan is effective as of the date of the closing of the merger of etrials Acquisition, Inc., the Company’s wholly-owned subsidiary, with and into etrials Worldwide, Inc. (“etrials”), pursuant to the terms of the Merger Agreement and Plan of Merger among the Company, etrials and the other parties thereto dated as of August 22, 2005, as amended. In the event that the Plan is not approved by the Company’s stockholders within one (1) year of such date, then the Plan shall remain in effect, but any Incentive Stock Options previously granted under the Plan shall remain outstanding as Nonqualified Stock Options pursuant to the provisions of Section 5.1.

12.2 Termination Date. Unless terminated by the Board, this Plan will continue to remain effective until such time as no further awards may be granted and all awards granted under the Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Stock Options may be made only during the ten year period following the Effective Date.

13. General Provisions.

13.1 Written Agreements. Each award granted under the Plan will be confirmed by, and is subject to the terms of, the Agreement executed by the Company and the Holder, or such other document as may be determined by the Committee, including any amendments thereto. The Committee may terminate any award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within ten days after the Agreement has been delivered to the Holder for his or her execution.

13.2 Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Holder by the Company, nothing contained herein will give any such Holder any rights that are greater than those of a general creditor of the Company.

13.3 Employees.

(a) Engaging in Competition With the Company; Solicitation of Customers and Employees; Disclosure of Confidential Information. If a Holder’s employment with the Company or a Subsidiary is terminated for any reason whatsoever, and within one year after the date thereof such Holder either (i) accepts employment with any competitor of, or otherwise engages in competition with, the Company or any of its Subsidiaries, (ii) solicits any customers or employees of the Company or any of its Subsidiaries to do business with or render services to the Holder or any business with which the Holder becomes affiliated or to which the Holder renders services or (iii) uses or discloses to anyone outside the Company any confidential information or material of the Company or any of its Subsidiaries in violation of the Company’s policies or any agreement between the Holder and the Company or any of its Subsidiaries, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any award (profit) that was realized or obtained by such Holder at any time during the period beginning on the date that is six months prior to the date such Holder’s employment with the Company is terminated.

(b) Termination for Cause. The Committee may, if a Holder’s employment with the Company or a Subsidiary is terminated for cause, annul any award granted under this Plan to such employee and, in such event, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any award (profit) that was realized or obtained by such Holder at any time during the period beginning on that date that is six months prior to the date such Holder’s employment with the Company is terminated.

(c) No Right of Employment. Nothing contained in the Plan or in any award hereunder will be deemed to confer upon any Holder who is an employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor will it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Holder who is an employee at any time.

13.4 Investment Representations; Company Policy. The Committee may require each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof. Each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan will be required to abide by all policies of the Company in effect at the time of such acquisition and thereafter with respect to the ownership and trading of the Company=s securities.

13.5 Additional Incentive Arrangements. Nothing contained in the Plan will prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of Stock Options and the awarding of Common Stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

13.6 Withholding Taxes. Not later than the date as of which an amount must first be included in the gross income of the Holder for Federal income tax purposes with respect to any Stock Option or other award under the Plan, the Holder will pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Committee, tax withholding or payment obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan will be conditioned upon such payment or arrangements and the Company or the Holder=s employer (if not the Company) will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder from the Company or any Subsidiary.

13.7 Governing Law. The Plan and all awards made and actions taken thereunder will be governed by and construed in accordance with the laws of the State of Delaware (without regard to choice of law provisions).

13.8 Other Benefit Plans. Any award granted under the Plan will not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and will not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).

13.9 Non-Transferability. Except as otherwise expressly provided in the Plan or the Agreement, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbranced or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same will be void.

13.10 Applicable Laws. The obligations of the Company with respect to all Stock Options and awards under the Plan are subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the Securities Act of 1933, as amended, and (ii) the rules and regulations of any securities exchange on which the Common Stock may be listed.

13.11 Conflicts. If any of the terms or provisions of the Plan or an Agreement conflict with the requirements of Section 422 of the Code, then such terms or provisions will be deemed inoperative to the extent they so conflict with such requirements. Additionally, if this Plan or any Agreement does not contain any provision required to be included herein under Section 422 of the Code, such provision will be deemed to be incorporated herein and therein with the same force and effect as if such provision had been set out at length herein and therein. If any of the terms or provisions of any Agreement conflict with any terms or provisions of the Plan, then such terms or provisions will be deemed inoperative to the extent they so conflict with the requirements of the Plan. Additionally, if any Agreement does not contain any provision required to be included therein under the Plan, such provision will be deemed to be incorporated therein with the same force and effect as if such provision had been set out at length therein.

13.12 Certain Awards Deferring or Accelerating the Receipt of Compensation. To the extent applicable, all awards granted under the Plan are intended to comply with Section 409A of the Code, which was added by the American Jobs Creation Act of 2004 and relates to deferred compensation under nonqualified deferred compensation plans. The Committee, in administering the Plan, intends to restrict provisions of any Awards which may constitute deferred receipt of compensation subject to Section 409A requirements, to those consistent with this section. The Board may amend the Plan to comply with Section 409A of the Internal Revenue Code in the future.

13.13 Non-Registered Stock. The shares of Common Stock to be distributed under this Plan have not been, as of the Effective Date, registered under the Securities Act of 1933, as amended, or any applicable state or foreign securities laws and the Company has no obligation to any Holder to register the Common Stock or to assist the Holder in obtaining an exemption from the various registration requirements, or to list the Common Stock on a national securities exchange or any other trading or quotation system, including the Nasdaq National Market and Nasdaq SmallCap Market.

Plan Amendments

Date Approved By Board	Date Approved by Shareholders, if necessary	Sections Amended	Description of Amendments	Initials of Attorney Effecting Amendment
02/22/2006	N/A	Title of Plan, 1.1, 1.2(f)	Name change	ALT

Exhibit B

Adopted: January 26, 2005

AUDIT COMMITTEE CHARTER

OF
ETRIALS WORLDWIDE, INC.

Purpose

The Audit Committee is appointed by the Board of Directors (“Board”) of etrials Worldwide, Inc. (“Company”) to assist the Board in monitoring (1) the integrity of the annual, quarterly and other financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditor and (4) the compliance by the Company with legal and regulatory requirements. The Audit Committee also shall review and approve all related-party transactions.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (“Commission”) to be included in the Company’s annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than three members, absent a temporary vacancy. In the event that the Company’s securities shall be listed on a national securities exchange, the members of the Audit Committee shall meet the independence and experience requirements of such exchange as well as Section 10A(m)(3) of the Securities Exchange Act of 1934 (“Exchange Act”) and the rules and regulations of the Commission.

The members of the Audit Committee shall be appointed by the Board. Audit Committee members may be replaced by the Board at any time. There shall be a Chairman of the Audit Committee which shall also be appointed by the Board. The Chairman of the Audit Committee shall be a member of the Audit Committee and, if present, shall preside at each meeting of the Audit Committee. He shall advise and counsel with the executives of the Company, and shall perform such other duties as may from time to time be assigned to him by the Audit Committee or the Board of Directors.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditor. The Audit Committee shall be directly responsible for determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing services and permitted non-audit services to be performed for the Company by its independent auditor, including the fees and terms thereof (subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit). The Audit Committee may form and delegate authority to subcommittees of the Audit Committee consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to (i) the independent auditor for the purpose of rendering or issuing an audit report and (ii) any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee annually shall review the Audit Committee’s own performance.

The Audit Committee shall:

Financial Statement and Disclosure Matters

1.	Meet with the independent auditor prior to the audit to review the scope, planning and staffing of the audit.

2.
Review and discuss with management and the independent auditor the annual audited financial statements, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-KSB.

3.
If requested by the Audit Committee, management or the independent auditors, review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-QSB, including the results of the independent auditor’s review of the quarterly financial statements.

4.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including:

(a)	any significant changes in the Company’s selection or application of accounting principles;

(b)	the Company’s critical accounting policies and practices to be used;

(c)
all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

(d)	any material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences; and

(e)	any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

5.
Discuss with management the Company’s earnings press releases generally, including the use of “pro forma” or “adjusted” non-GAAP information, and financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be general and include the types of information to be disclosed and the types of presentations to be made.

6.	Discuss with management and the independent auditor the effect on the Company’s financial statements of (i) regulatory and accounting initiatives and (ii) off-balance sheet structures.

7.
Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

8.
Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9.
Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Company’s Form 10-KSB and Form 10-QSB about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

10.
At least annually, obtain and review a report from the independent auditor, consistent with Independence Standards Board Standard 1, regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditor. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

11.
Verify the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

12.	Oversee the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

13.	Be available to the independent auditor during the year for consultation purposes.

Compliance Oversight Responsibilities

14.	Obtain assurance from the independent auditor that Section 10A(b) of the Exchange Act has not been implicated.

15.	Review and approve all related-party transactions.

16.
Inquire and discuss with management the Company’s compliance with applicable laws and regulations and with the Company’s Code of Ethics and Business Conduct in effect at such time, if any, and, where applicable, recommend policies and procedures for future compliance.

17.
If listed on a national securities exchange, establish procedures (which may be incorporated in the Company’s Code of Ethics and Business Conduct, in effect at such time, if any) for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or reports which raise material issues regarding the Company’s financial statements or accounting policies.

18.
Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

19.	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Proxy - etrials Worldwide, Inc.

June 13, 2006, 10:00 a.m. Eastern Time

etrials Worldwide, Inc.
4000 Aerial Center Parkway
Morrisville, NC  27560

Proxy Solicited by Board of Directors of etrials Worldwide, Inc. for Annual meeting - June 13, 2006

John Cline, James W. Clark, Jr., Mark Jewett, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of etrials Worldwide, Inc. to be held on June 13, 2006 and at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as indicated by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Item 1a through Item 1b (Election of Directors), FOR item 2 (Amendment of the 2005 Performance Equity Plan), and FOR Item 3 (Ratification of Selection of Independent Registered Public Accounting Firm).

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

________________________
________________________
________________________

[SHAREHOLDER NAME AND ADDRESS]

࿵ Mark this box with an “X” if you have made changes to your name or address indicated above.

ANNUAL MEETING PROXY CARD

 A.  Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Against	Abstain
1a. Hans Lindroth	☐	☐	☐

1b. Peter Collins	☐	☐	☐

b.  Issues

The Board of Directors recommends a vote FOR the following proposals:

2. Approval of Amendment of the 2005 Performance Equity Plan.	For	Against	Abstain
	☐	☐	☐

3. Ratification of the appointment of Ernest & Young, LLP as our independent registered public accounting firm for the current year.	For	Against	Abstain
	☐	☐	☐

C.

Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian, corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within the box.

Signature 2 - Please keep signature within the box.

Date (mm/dd/yyyy)

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